=================================================================


              ----------------------------------------------------------

                             AGREEMENT AND PLAN OF MERGER

              ----------------------------------------------------------

                             dated as of August 27, 1994

                                        among

                                     VIACOM INC.,

                     PARAMOUNT COMMUNICATIONS REALTY CORPORATION,

                                   ITT CORPORATION,

                              RAINBOW GARDEN CORPORATION

                                         and

                                  MSG HOLDINGS, L.P.


          =================================================================

                                  TABLE OF CONTENTS

                                                                       Page
                                                                       ----

                                      ARTICLE I

                                     DEFINITIONS

               1.01.  Certain Defined Terms . . . . . . . . . . . . . .   1

                                      ARTICLE II

                                      THE MERGER

               2.01.  The Merger  . . . . . . . . . . . . . . . . . . .   5
               2.02.  Effective Time of the Merger  . . . . . . . . . .   5
               2.03.  The Closing . . . . . . . . . . . . . . . . . . .   5
               2.04.  Conversion of Shares; Payment of Merger
                        Consideration . . . . . . . . . . . . . . . . .   6
               2.05.  Post-Closing Adjustment . . . . . . . . . . . . .   6
               2.06.  Organization  . . . . . . . . . . . . . . . . . .   8
               2.07.  Merger of Subsidiaries  . . . . . . . . . . . . .   8

                                     ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF VIACOM AND THE SELLER

               3.01.  Incorporation and Authority of Viacom and the
                        Seller  . . . . . . . . . . . . . . . . . . . .   8
               3.02.  Incorporation and Qualification of MSG  . . . . .   9
               3.03.  Capital Stock of MSG  . . . . . . . . . . . . . .   9
               3.04.  Subsidiaries and Equity Interests . . . . . . . .   9
               3.05.  No Conflict . . . . . . . . . . . . . . . . . . .  10
               3.06.  Consents and Approvals  . . . . . . . . . . . . .  10
               3.07.  Financial Information . . . . . . . . . . . . . .  11
               3.08.  Absence of Undisclosed Liabilities  . . . . . . .  11
               3.09.  Absence of Certain Changes or Events  . . . . . .  11
               3.10.  Absence of Litigation . . . . . . . . . . . . . .  13
               3.11.  Compliance with Laws  . . . . . . . . . . . . . .  14
               3.12.  Licenses and Permits  . . . . . . . . . . . . . .  14
               3.13.  Real Property . . . . . . . . . . . . . . . . . .  14
               3.14.  Employee Benefit Matters  . . . . . . . . . . . .  15
               3.15.  Taxes . . . . . . . . . . . . . . . . . . . . . .  16
               3.16.  Brokers . . . . . . . . . . . . . . . . . . . . .  17
               3.17.  Labor Matters . . . . . . . . . . . . . . . . . .  17
               3.18.  Material Contracts and Assets . . . . . . . . . .  18
               3.19.  Intellectual Property . . . . . . . . . . . . . .  18

                                         (ii)

                                                                       Page
                                                                       ----

                                      ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                                   AND EACH PARENT

               4.01.  Incorporation and Authority of the Purchaser  . .  19
               4.02.  Incorporation and Authority of Each Parent  . . .  19
               4.03.  No Conflict . . . . . . . . . . . . . . . . . . .  20
               4.04.  Consents and Approvals  . . . . . . . . . . . . .  20
               4.05.  Absence of Litigation . . . . . . . . . . . . . .  20
               4.06.  Financing . . . . . . . . . . . . . . . . . . . .  21
               4.07.  Brokers . . . . . . . . . . . . . . . . . . . . .  21

                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

               5.01.  Conduct of Business Prior to the Closing  . . . .  21
               5.02.  Access to Information . . . . . . . . . . . . . .  23
               5.03.  Confidentiality . . . . . . . . . . . . . . . . .  23
               5.04.  Regulatory and Other Authorizations; Consent;
                        Yankee Guaranty . . . . . . . . . . . . . . . .  24
               5.05.  Investigation . . . . . . . . . . . . . . . . . .  25
               5.06.  Asset Transfer  . . . . . . . . . . . . . . . . .  26
               5.07.  Intercompany Accounts . . . . . . . . . . . . . .  26
               5.08.  Provision of Tickets  . . . . . . . . . . . . . .  26
               5.09.  Insurance . . . . . . . . . . . . . . . . . . . .  26
               5.10.  Rights to the Use of Certain Intellectual
                        Property  . . . . . . . . . . . . . . . . . . .  27
               5.11.  Post-Closing Services . . . . . . . . . . . . . .  27
               5.12.  Christmas Show  . . . . . . . . . . . . . . . . .  28
               5.13.  Further Action  . . . . . . . . . . . . . . . . .  28

                                      ARTICLE VI

                                   EMPLOYEE MATTERS

               6.01.  Employees . . . . . . . . . . . . . . . . . . . .  28
               6.02.  Employment Related Matters  . . . . . . . . . . .  29
               6.03.  Multiemployer Plans . . . . . . . . . . . . . . .  30
               6.04.  Paramount Communications Inc. Retirement Plan . .  30
               6.05.  Paramount Communications Inc. Savings Plan  . . .  31
               6.06.  MSG Union Sponsored Pension Plans . . . . . . . .  32

               6.07.  Retiree Medical and Retiree Life Insurance  . . .  32
               6.08.  Indemnity . . . . . . . . . . . . . . . . . . . .  32

                                     ARTICLE VII

                                     TAX MATTERS

               7.01.  Tax Indemnities . . . . . . . . . . . . . . . . .  33
               7.02.  Refunds and Tax Benefits  . . . . . . . . . . . .  34
               7.03.  Contests  . . . . . . . . . . . . . . . . . . . .  35
               7.04.  Preparation of Tax Returns  . . . . . . . . . . .  36
               7.05.  Allocation of Merger Consideration  . . . . . . .  36

                                        (iii)

                                                                       Page
                                                                       ----

               7.06.  Cooperation and Exchange of Information . . . . .  37
               7.07.  Conveyance and Sales Taxes  . . . . . . . . . . .  37
               7.08.  Tax Treatment of Merger . . . . . . . . . . . . .  38
               7.09.  Miscellaneous . . . . . . . . . . . . . . . . . .  38

                                     ARTICLE VIII

                                CONDITIONS TO CLOSING

               8.01.  Conditions to Obligations of Viacom and the
                        Seller  . . . . . . . . . . . . . . . . . . . .  38
               8.02.  Conditions to Obligations of the Purchaser and
                        Each Parent . . . . . . . . . . . . . . . . . .  39

                                      ARTICLE IX

                          TERMINATION, AMENDMENT AND WAIVER

               9.01.  Termination . . . . . . . . . . . . . . . . . . .  40
               9.02.  Effect of Termination . . . . . . . . . . . . . .  41
               9.03.  Waiver  . . . . . . . . . . . . . . . . . . . . .  41

                                      ARTICLE X

                                  GENERAL PROVISIONS

               10.01.  Survival of Representations and Warranties . . .  41
               10.02.  Expenses . . . . . . . . . . . . . . . . . . . .  42
               10.03.  Notices  . . . . . . . . . . . . . . . . . . . .  42
               10.04.  Public Announcements . . . . . . . . . . . . . .  43
               10.05.  Headings . . . . . . . . . . . . . . . . . . . .  43
               10.06.  Severability . . . . . . . . . . . . . . . . . .  43
               10.07.  Entire Agreement . . . . . . . . . . . . . . . .  43
               10.08.  Assignment . . . . . . . . . . . . . . . . . . .  44
               10.09.  No Third-Party Beneficiaries . . . . . . . . . .  44
               10.10.  Amendment  . . . . . . . . . . . . . . . . . . .  44
               10.11.  Governing Law  . . . . . . . . . . . . . . . . .  44
               10.12.  Counterparts . . . . . . . . . . . . . . . . . .  44


               EXHIBITS

               3.07      Reference Balance Sheet
               8.01(d)   STB Opinion
               8.02(f)   S&S Opinion

                    AGREEMENT AND PLAN OF MERGER, dated as of August 27, 1994, among VIACOM INC., a Delaware corporation ("Viacom"),
                                                            ------
          PARAMOUNT COMMUNICATIONS REALTY CORPORATION, a Delaware corporation and an indirect wholly owned subsidiary of Viacom (the "Seller"), ITT CORPORATION, a Delaware corporation ("ITT"),
                ------                                              ---
          RAINBOW GARDEN CORPORATION, a Delaware corporation ("Rainbow",
                                                               -------
          and together with ITT, each a "Parent" and collectively, the
                                         ------
          "Parents"), and MSG HOLDINGS, L.P., a Delaware limited
           -------
          partnership (the "Purchaser").
                            ---------

                                W I T N E S S E T H :
                                - - - - - - - - - -

                    WHEREAS, the Seller owns all the issued and outstanding shares of common stock, no par value (the "Shares"), of Madison
                                                     ------
          Square Garden Corporation, a Delaware corporation ("MSG");
                                                              ---

                    WHEREAS, the Parents indirectly own all of the partnership interests in the Purchaser; and

                    WHEREAS, subject to the terms and conditions of this Agreement, the Board of Directors of each of the Seller and Viacom, and the Board of Directors of each Parent and the general partner of the Purchaser, have adopted resolutions approving this Agreement pursuant to which, among other things, MSG shall be merged with and into the Purchaser (the "Merger");
                                                   ------

                    NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, each Parent, the Purchaser, Viacom and the Seller hereby agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

                    SECTION 1.01.  Certain Defined Terms.  As used in this
                                   ---------------------
          Agreement, the following terms shall have the following meanings:

                    "Agreement" means this Agreement and Plan of Merger,
                     ---------
          dated as of August 27, 1994, among Viacom, the Seller, each Parent and the Purchaser (including the Disclosure Schedule and all exhibits attached hereto) and all amendments hereto made in accordance with Section 10.10.

                    "Business" means the business of MSG and the
                     --------
          Subsidiaries as conducted as of the date of this Agreement.

                    "Business Day" means any day that is not a Saturday, a
                     ------------
          Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

                    "Certificate of Merger" has the meaning specified in
                     ---------------------
          Section 2.02.

                    "Closing" has the meaning specified in Section 2.03(a).
                     -------

                    "Closing Date" has the meaning specified in Section
                     ------------
          2.03(a).

                    "Confidentiality Agreement" has the meaning specified
                     -------------------------
          in Section 5.03.

                    "Contest" has the meaning specified in Section 7.03(b).
                     -------

                    "Continuation Period" has the meaning specified in
                     -------------------
          Section 6.01(a).

                    "Covered Affiliate" means any affiliate which has
                     -----------------
          revenues or assets (in the case of such assets, valued at fair market value) in excess of $100 million or, in the case of Rainbow, (i) Rainbow Programming Holdings, Inc. or any programming affiliate of Rainbow Programming Holdings, Inc. that serves in excess of 1,200,000 subscribers, (ii) Cablevision Systems Corporation or any cable television affiliate of Cablevision Systems Corporation which serves more than 50,000 subscribers, (iii) Rainbow Advertising Sales Corporation, and
          (iv) the entity which controls News 12 Long Island.

                    "Delaware Law" has the meaning specified in
                     ------------
          Section 2.01.

                    "Disclosure Schedule" means the Disclosure Schedule
                     -------------------
          dated as of the date of this Agreement delivered to the Purchaser by the Seller and Viacom.

                    "Effective Time" has the meaning specified in
                     --------------
          Section 2.02.

                    "Environmental Laws" means all applicable federal,
                     ------------------
          state and local statutes, rules, regulations and ordinances relating in any manner to contamination, pollution or protection of the environment.

                    "Equity Interest" means any interest in the voting
                     ---------------
          stock or other equity securities of any corporation, partnership, joint venture, association or other entity which is held by MSG directly or indirectly through one or more intermediaries.

                    "ERISA" means the Employee Retirement Income Security
                     -----
          Act of 1974, as amended.

                    "Extraordinary Material Adverse Effect" means any
                     -------------------------------------
          extraordinary change in, or an event which has an extraordinary effect on, the Business arising or occurring after the date of this Agreement that is or is reasonably likely to be materially adverse to the results of operations or the financial condition of the Business, taken as a whole, except any such change or effect resulting from, without limitation, (i) reasonably foreseeable business risks in the operation or ownership of the businesses and assets of the nature included in the Business,
          (ii) changes in general economic, regulatory or political conditions or changes that affect in general the business in which MSG is engaged, (iii) this Agreement or the transactions contemplated hereby or the announcement hereof or (iv) the occurrence of any one or more of the matters listed or described in Section 8.02(d) of the Disclosure Schedule.

                    "Final Net Worth" means the sum of (i) total
                     ---------------
          stockholders' equity as shown in the adjusted balance sheet column of the Post-Closing Balance Sheet and (ii) one-half of the depreciation and amortization for buildings, furniture and equipment since June 30, 1994.

                    "Governmental Antitrust Authority" has the meaning
                     --------------------------------
          specified in Section 5.04(b).

                    "HSR Act" means the Hart-Scott-Rodino Antitrust
                     -------
          Improvements Act of 1976, as amended, and the rules and regulations thereunder.

                    "Intellectual Property Assets" has the meaning
                     ----------------------------
          specified in Section 3.19.

                    "Internal Revenue Code" means the Internal Revenue Code
                     ---------------------
          of 1986, as amended.

                    "IRS" has the meaning specified in Section 3.14(a).
                     ---

                    "Knicks Lease" has the meaning specified in
                     ------------
          Section 3.13(b).

                    "knowledge of the Seller" or "Seller's knowledge" means
                     -----------------------      ------------------
          the actual knowledge of any of the persons set forth in
          Section 1.01(a) of the Disclosure Schedule.

                    "Leases" has the meaning specified in Section 3.13(b).
                     ------

                    "Material Adverse Effect" means any change in, or
                     -----------------------
          effect on, the Business that is or is reasonably likely to (i) be materially adverse to the results of operations or the financial condition of the Business, taken as a whole, or (ii) prevent Viacom or the Seller from consummating the Merger.

                    "Merger" has the meaning specified in the recitals to
                     ------
          this Agreement.

                    "Merger Consideration" has the meaning specified in
                     --------------------
          Section 2.04(a).

                    "MSG" has the meaning specified in the recitals to this
                     ---
          Agreement.

                    "Multiemployer Plan" has the meaning specified in
                     ------------------
          Section 3.14(b).

                    "Multiple Employer Plan" has the meaning specified in
                     ----------------------
          Section 3.14(b).

                    "NBA" means the National Basketball Association.
                     ---

                    "NHL" means the National Hockey League.
                     ---

                    "Parent" and "Parents" have the meanings specified in
                     ------       -------
          the preamble to this Agreement.

                    "PCI" means Paramount Communications Inc., a Delaware
                     ---
          corporation and a wholly owned subsidiary of Viacom.

                    "Plans" has the meaning specified in Section 3.14(a).
                     -----

                    "Post-Closing Balance Sheet" has the meaning specified
                     --------------------------
          in Section 2.05(a).

                    "Post-Closing Date Tax Benefit" has the meaning
                     -----------------------------
          specified in Section 7.02(b).

                    "Purchaser" has the meaning specified in the preamble
                     ---------
          to this Agreement.

                    "Purchaser's Accountants" means Arthur Andersen & Co.,
                     -----------------------
          KPMG Peat Marwick or the internal accountants of the Purchaser.

                    "Rangers Lease" has the meaning specified in
                     -------------
          Section 3.13(b).

                    "Reference Balance Sheet" has the meaning specified in
                     -----------------------
          Section 3.07.

                    "Retirement Plan" has the meaning specified in Section
                     ---------------
          3.14(e).

                    "Savings Plan" has the meaning specified in Section
                     ------------
          3.14(e).

                    "Seller" has the meaning specified in the preamble to
                     ------
          this Agreement.

                    "Seller's Accountants" means either Price Waterhouse or
                     --------------------
          the internal accountants of the Seller.

                    "Shares" has the meaning specified in the recitals to
                     ------
          this Agreement.

                    "Subsidiary" or "Subsidiaries" means any and all
                     ----------      ------------
          corporations, partnerships, joint ventures, associations, and other entities in which the majority of voting common stock or other equity interest is held by MSG directly or indirectly through one or more intermediaries.

                    "Surviving Limited Partnership" has the meaning
                     -----------------------------
          specified in Section 2.01.

                    "Tax" or "Taxes" means all income, gross receipts,
                     ---      -----
          sales, use, employment, franchise, profits, property, transfer or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

                    "Transferred Employees" has the meaning specified in
                     ---------------------
          Section 6.01(a).

                    "Transferred Former Employees" has the meaning
                     ----------------------------
          specified in Section 6.01(a).

                    "Viacom" has the meaning specified in the preamble to
                     ------
          this Agreement.

                    "WARN" means the Worker Adjustment and Retraining
                     ----
          Notification Act of 1988.

                    "Yankee Guaranty" has the meaning specified in
                     ---------------
          Section 5.04(e).


                                      ARTICLE II

                                      THE MERGER

                    SECTION 2.01.  The Merger.  Upon the terms and subject
                                   ----------
          to the conditions set forth in this Agreement, at the Effective Time, MSG shall be merged with and into the Purchaser in accordance with the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware (collectively, "Delaware Law"). The Purchaser
                                            ------------
          shall continue its existence as a limited partnership under the laws of the State of Delaware and as the entity surviving the Merger (the "Surviving Limited Partnership") and the separate
                       -----------------------------
          corporate existence of MSG shall cease. The Merger shall have the effects set forth in Delaware Law.

                    SECTION 2.02.  Effective Time of the Merger.  The
                                   ----------------------------
          Merger shall become effective when a properly executed certificate of merger (the "Certificate of Merger") is duly filed
                                      ---------------------
          with the Secretary of State of the State of Delaware in accordance with Delaware Law. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the
                --------------
          Certificate of Merger is so filed.

                    SECTION 2.03.  The Closing.  (a)  Subject to the terms
                                   -----------
          and conditions of this Agreement, the closing (the "Closing") of
                                                              -------
          the transactions contemplated by this Agreement shall take place at 10:00 a.m., New York City time, on the later to occur of
          (i) the third Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in
          Article VIII and (ii) the fifth Business Day following the earlier to occur of (A) an overt threat of an action and (B) the commencement of an action, in each case by any United States or state governmental authority or other agency or commission, seeking to enjoin the Closing, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, or at such other time or on such other date or at such other place as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").
                                                          ------------

                    (b) On the Closing Date the Certificate of Merger with respect to the Merger shall be filed with the Secretary of State of the State of Delaware.

                    SECTION 2.04.  Conversion of Shares; Payment of Merger
                                   ---------------------------------------
          Consideration.  (a)  At the Effective Time, by virtue of the
          -------------
          Merger and without any action on the part of Viacom, the Seller, MSG, either Parent or the Purchaser, all of the Shares shall be cancelled and converted automatically into the right to receive an aggregate of $1,075,000,000 in immediately available funds (the "Merger Consideration"), subject to later adjustment as set
                --------------------
          forth in Section 2.05 of this Agreement. At the Closing, the Purchaser shall deliver to the Seller the Merger Consideration by wire transfer of immediately available funds to an account or accounts designated at least two Business Days prior to the Closing Date by the Seller in a written notice to the Purchaser.

                    (b) Each general and limited partnership interest in the Purchaser issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be altered or changed by the Merger.

                    SECTION 2.05.  Post-Closing Adjustment.  The Merger
                                   -----------------------
          Consideration shall be subject to adjustment after the Closing as specified in this Section 2.05:

                    (a) As promptly as practicable, but in any event within 60 calendar days following the Closing Date, the Seller shall deliver to the Purchaser a balance sheet as of the Closing Date (the "Post-Closing Balance Sheet") prepared in the same
                     --------------------------
          format as, and in accordance with the accounting principles and procedures used in connection with the preparation of, the Reference Balance Sheet, together with the calculation of the Final Net Worth.

                    (b) (i) Subject to clause (ii) of this Section 2.05(b), the Post-Closing Balance Sheet delivered by the Seller to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

                    (ii) The Purchaser may dispute any amounts reflected on the Post-Closing Balance Sheet to the extent that the amounts thereon were not arrived at in accordance with the accounting principles and procedures used in connection with the preparation of the Reference Balance Sheet; provided, however, that the
                                          --------  -------
          Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 40 Business Days after the Seller's delivery of the Post-Closing Balance Sheet to the Purchaser. In the event of such a dispute, the Purchaser's Accountants and the Seller's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolution by the Seller's Accountants and the Purchaser's Accountants leaves in dispute amounts which in the aggregate would not be greater than $1,000,000, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Post-Closing Balance Sheet delivered by the Seller to the Purchaser. If the Purchaser's Accountants and the Seller's Accountants are unable to reach a resolution with such effect within 20 Business Days after receipt by the Seller and the Seller's Accountants of the Purchaser's written notice of dispute, the Purchaser's Accountants and the Seller's Accountants shall submit the items remaining in dispute for resolution to Deloitte & Touche (or, if such firm shall decline or is unable to act or is not, at the time of such submission, independent of the Purchaser and the Seller, to another independent accounting firm of international reputation mutually acceptable to the Seller and the Purchaser) (either Deloitte & Touche or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which
                                     ---------------------------
          shall, within 30 Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Purchaser and the Seller. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Purchaser and the Seller in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted.

                    (iii) In acting under this Agreement, the Seller's Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                    (iv) No adjustment to the Merger Consideration pursuant to Section 2.05(c) shall be made with respect to amounts disputed by the Purchaser pursuant to this Section 2.05(b), unless the amount successfully disputed by the Purchaser in the aggregate is greater than $1,000,000.

                    (c) The Post-Closing Balance Sheet shall be deemed final for the purposes of this Section 2.05 upon the earliest of
          (A) the failure of the Purchaser to notify the Seller of a dispute within 40 Business Days of the Seller's delivery of the Post-Closing Balance Sheet to the Purchaser, (B) the resolution of all disputes, pursuant to Section 2.05(b)(ii), by the Seller's and the Purchaser's Accountants and (C) the resolution of all disputes, pursuant to Section 2.05(b)(ii), by the Independent Accounting Firm. Subject to the limitation set forth in Section 2.05(b)(iv), within three Business Days of the Post-Closing Balance Sheet being deemed final, the Merger Consideration shall be adjusted as follows:

                    (i) in the event that the Final Net Worth exceeds $414,411,000, then the Merger Consideration shall be adjusted upward in an amount equal to such excess and the Purchaser shall pay to the Seller by wire transfer in immediately available funds, the amount of such excess, together with interest thereon from the Closing Date to the date of payment at the rate of interest publicly announced from time to time by Citibank as its "Base Rate"; or

                    (ii) in the event that the Final Net Worth is less than $414,411,000, then the Merger Consideration shall be adjusted downward in an amount equal to such shortfall and the Seller shall pay to the Purchaser by wire transfer in immediately available funds, the amount of such shortfall, together with interest thereon from the Closing Date to the date of payment at the rate of interest publicly announced from time to time by Citibank as its "Base Rate".

                    SECTION 2.06.  Organization.  (a)  Partnership
                                   ------------        -----------
          Agreement; Certificate of Incorporation.  The partnership
          ---------------------------------------
          agreement and certificate of limited partnership of the Purchaser as in effect immediately prior to the Effective Time shall be the partnership agreement and certificate of limited partnership of the Surviving Limited Partnership after the Effective Time unless and until amended in accordance with its terms or, in the case of the certificate of limited partnership, as provided by law. The certificate of incorporation of MSG as in effect at the Effective Time shall be of no further force and effect following the Effective Time.

                    (b)  By-Laws of MSG.  The by-laws of MSG as in effect
                         --------------
          at the Effective Time shall be of no further force and effect following the Effective Time.

                    SECTION 2.07.  Merger of Subsidiaries.  Upon the terms
                                   ----------------------
          and subject to the conditions set forth herein, immediately prior to the Effective Time, the Seller shall cause those Subsidiaries designated in writing by the Purchaser to be merged with and into MSG in accordance with Delaware Law and the laws of the jurisdictions in which such Subsidiaries are organized. Subject to Section 2.01 of this Agreement, the Seller shall cause MSG to continue its existence as a corporation under Delaware Law and as the surviving corporation following such mergers and the separate existence of each of such Subsidiaries shall cease.


                                     ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF VIACOM AND THE SELLER

                    Viacom and the Seller represent and warrant, jointly and severally, to the Purchaser and each Parent as follows:

                    SECTION 3.01.  Incorporation and Authority of Viacom
                                   -------------------------------------
          and the Seller.  Viacom and the Seller are corporations duly
          --------------
          incorporated, validly existing and in good standing under the laws of the State of Delaware and have all necessary corporate power and authority to enter into this Agreement, to carry out their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Viacom and the Seller, the performance by Viacom and the Seller of their obligations hereunder and the consummation by Viacom and the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Viacom and the Seller. This Agreement has been duly executed and delivered by Viacom and the Seller, and (assuming due authorization, execution and delivery by the Purchaser and each Parent) this Agreement constitutes a legal, valid and binding obligation of Viacom and the Seller enforceable against Viacom and the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    SECTION 3.02.  Incorporation and Qualification of MSG.
                                   --------------------------------------
          MSG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by MSG. MSG is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect.

                    SECTION 3.03.  Capital Stock of MSG.  The Shares
                                   --------------------
          constitute all the authorized, issued and outstanding shares of capital stock of MSG. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any pre-emptive rights. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of MSG obligating MSG to issue or sell any of its shares of capital stock. The Seller owns the Shares, free and clear of all pledges, security interests and all other liens, encumbrances and adverse claims. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Shares.

                    SECTION 3.04.  Subsidiaries and Equity Interests.
                                   ---------------------------------
          Section 3.04 of the Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all Subsidiaries and all Equity Interests, listing for each Subsidiary and Equity Interest its name, type of entity, the jurisdiction of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and MSG's current percentage ownership of such shares, partnership interests or similar ownership interests. Each Subsidiary listed in Section 3.04 of the Disclosure Schedule is duly organized and validly existing under the laws of its respective jurisdiction of organization and has the requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by such Subsidiary and to carry on its business in all material respects as currently conducted by such Subsidiary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect and subject to any mergers effected pursuant to Section 2.07 of this Agreement. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock or other equity interests of the Subsidiaries obligating MSG or any of the Subsidiaries to issue or sell any shares of capital stock, partnership interests or similar ownership interests in the Subsidiaries. MSG owns, directly or indirectly, the capital stock, partnership interests and similar ownership interests in the Subsidiaries and the Equity Interests free and clear of all pledges, security interests, liens, encumbrances or adverse claims. There are no voting trusts, stockholder agreements, proxies or other agreements in effect to which MSG is a party with respect to the voting of the capital stock, partnership interests or similar ownership interests in the Subsidiaries or the Equity Interests.

                    SECTION 3.05.  No Conflict.  Assuming all consents,
                                   -----------
          approvals, authorizations and other actions described in Section
          3.06 of this Agreement have been obtained and all filings and notifications listed in Section 3.06 of the Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to the Purchaser or either Parent or as described in Section 3.05 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Viacom and the Seller do not and will not (a) violate or conflict with the certificate of incorporation or by-laws of Viacom or the Seller, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Viacom, the Seller, MSG, the Business or any Subsidiary, except as would not, individually or in the aggregate, have a Material Adverse Effect or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on the Shares or on any of the assets or properties of MSG, any Subsidiary or any Equity Interest pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Viacom, the Seller, MSG or any Subsidiary is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                    SECTION 3.06.  Consents and Approvals.  The execution
                                   ----------------------
          and delivery of this Agreement by Viacom and the Seller do not, and the performance of this Agreement by Viacom and the Seller will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) as described in Section 3.06 of the Disclosure Schedule, (b) the notification requirements of the HSR Act, (c) those required from the New York State Liquor Authority, (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent Viacom or the Seller from performing any of its material obligations under this Agreement and would not have a Material Adverse Effect and (e) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or either Parent.

                    SECTION 3.07.  Financial Information.  The unaudited
                                   ---------------------
          consolidated balance sheet of MSG and the Subsidiaries as of
          July 2, 1994 (the "Reference Balance Sheet"), the unaudited
                             -----------------------
          consolidated balance sheet of MSG and the Subsidiaries as of
          December 25, 1993, the related unaudited consolidated statements of income of MSG and the Subsidiaries for the four- and eight-month periods ended July 2, 1994 and December 25, 1993, respectively, and the related unaudited consolidated statements of cash flows of MSG and the Subsidiaries for the six- and twelve-month periods ended July 2, 1994 and December 25, 1993, respectively, (copies of each of which are attached as Exhibit 3.07 to this Agreement) fairly present in all material respects the consolidated financial condition and consolidated results of operations of MSG and the Subsidiaries as of such dates or for the periods covered thereby and were prepared in accordance with generally accepted accounting principles, except as set forth in Section 3.07 of the Disclosure Schedule, applied on a basis consistent with the past practices of MSG.

                    SECTION 3.08.  Absence of Undisclosed Liabilities.  As
                                   ----------------------------------
          of the Closing, there will be no liability of MSG or any Subsidiary except liabilities (absolute, contingent or otherwise)
          (i) disclosed in the Disclosure Schedule, (ii) addressed by any of the representations, warranties, covenants or agreements made by Viacom and the Seller in this Agreement and (A) not required to be disclosed in the Disclosure Schedule by the terms of such representation or warranty or (B) permitted to be incurred by the terms of such covenant or agreement, as the case may be, (iii) as, and to the extent, reflected in the Reference Balance Sheet,
          (iv) recoverable under insurance, indemnification, contribution or comparable arrangements (including funded workers compensation programs), (v) with respect to Taxes (which shall be governed solely by the terms of Section 3.15 and Article VII),
          (vi) incurred in the ordinary course of business after the date of this Agreement and prior to the Closing and which do not have a Material Adverse Effect and (vii) incurred after the date of this Agreement, other than in the ordinary course of business, which do not have a Material Adverse Effect.

                    SECTION 3.09.  Absence of Certain Changes or Events.
                                   ------------------------------------
          (a) Since the date of the Reference Balance Sheet to the date of this Agreement, except as disclosed in Section 3.09 of the Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice.

                    (b) From the date of the Reference Balance Sheet to the date of this Agreement and except as set forth in Section
          3.09 of the Disclosure Schedule or as contemplated by this Agreement, there has not been:

                    (i) any material damage, destruction or loss to any of the assets or properties of MSG or any Subsidiary;

                    (ii) except for carriers', warehousemen's, mechanics',
               materialmen's, repairmen's or other similar liens arising in the ordinary course of business, any pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other encumbrance of any kind created on any properties or assets (whether tangible or intangible) of MSG or any Subsidiary;

                    (iii) any establishment or increase in any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, any grant of any stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plans, or other increase in the compensation payable or to become payable to any officer or key employee of MSG or any Subsidiary, except, in any case described above, as may be required by law or applicable collective bargaining agreement;

                    (iv) any employment or severance agreement entered into
               with any of the employees of MSG or any Subsidiary;

                    (v) any dividend declared (whether in cash, stock or other property) by MSG or any other distribution or contribution made in respect of the capital stock or otherwise of MSG;

                    (vi) any execution, amendment or termination of a
               material contract, arrangement or commitment, including, without limitation, any affiliation agreement relating to Madison Square Garden Network or collective bargaining agreement, by MSG or any Subsidiary;

                    (vii) any new line of business entered into by MSG or any Subsidiary;

                    (viii) any incurrence of, or commitment to incur, any capital expenditures in excess of $1,000,000 in the aggregate by MSG or any Subsidiary;

                    (ix) other than with respect to the provision of
               intercompany services in the ordinary course of business consistent with past practices, any transaction or the execution of any agreement, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with Viacom or any affiliate of Viacom;

                    (x)  the commencement of any action or proceeding;

                    (xi) (A) any sale, assignment, transfer, lease or other
               disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the fixed assets of MSG or any Subsidiary having an aggregate value exceeding $1,000,000 or
               (B) in the case of any fixed assets of MSG or any Subsidiary having an aggregate value less than or equal to $1,000,000, any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of such fixed assets, other than in exchange for consideration believed in good faith to represent fair consideration or (C) an amendment of any Lease in any material respect;

                    (xii) (A) any acquisition by MSG or any Subsidiary (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof or (B) any incurrence of any indebtedness for borrowed money (other than intercompany indebtedness owed to PCI) or issuance of any debt securities or assumption, grant, guarantee or endorsement of, or other accommodation or arrangement making MSG or any Subsidiary responsible for, the obligations of any person, or any loans or advances (other than by MSG to PCI or the Subsidiaries);

                    (xiii) any material change in any method of accounting or accounting practice used by MSG or the Subsidiaries;

                    (xiv) any issuance or sale of additional shares of the capital stock of, or other equity interests in, MSG or any Subsidiary, or securities convertible into or exchangeable for such shares or equity interests, or issuance or granting of any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests, or such securities;

                    (xv) any amendment to the charter or by-laws of MSG or
               any Subsidiary;

                    (xvi)     any Material Adverse Effect; or

                    (xvii) any agreement to take any actions specified in this Section 3.09, except for this Agreement.

                    (c) Neither MSG nor any Subsidiary is a party to any cable affiliation agreement with any entity identified in Section 3.09(c) of the Disclosure Schedule, nor is there any outstanding offer to any such entity which, if accepted, would create such an agreement.

                    SECTION 3.10.  Absence of Litigation.  Except as set
                                   ---------------------
          forth in Section 3.10 of the Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the knowledge of the Seller, threatened (in writing), against Viacom, the Seller, MSG, any Subsidiary or any of the assets or properties of MSG or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Except as set forth in Section
          3.10 of the Disclosure Schedule, MSG, the Subsidiaries and their respective assets and properties are not subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

                    SECTION 3.11.  Compliance with Laws.  Neither MSG nor
                                   --------------------
          any Subsidiary is in violation of any law, rule, permit, regulation, order, judgment or decree applicable to MSG or any Subsidiary or by which any of the properties of MSG or any Subsidiary is bound or affected (including, without limitation, Environmental Laws), except (i) as set forth in Section 3.11 of the Disclosure Schedule and (ii) for violations the existence of which and cost of remedying would not have a Material Adverse Effect.

                    SECTION 3.12.  Licenses and Permits.  Except as set
                                   --------------------
          forth in Section 3.12 of the Disclosure Schedule, MSG and the Subsidiaries have all governmental licenses, permits and authorizations necessary to conduct the Business, except for such governmental licenses, permits and authorizations the absence of which and cost of obtaining would not have a Material Adverse Effect.

                    SECTION 3.13.  Real Property.  (a) Section 3.13(a) of
                                   -------------
          the Disclosure Schedule sets forth all of the real properties owned by MSG and all of its Subsidiaries. Section 3.13(b) of the Disclosure Schedule sets forth all of the leasehold, subleasehold, licensed and other similar interests in real estate held by MSG and the Subsidiaries as of the date of this Agreement. Except as set forth in Section 3.13(b) of the Disclosure Schedule, the transactions contemplated by this Agreement may be consummated without resulting in a violation of any instrument or agreement governing such leaseholds, subleaseholds or licenses, except for any such violation which would not have a Material Adverse Effect. Each parcel of real property owned by MSG or any Subsidiary is owned in fee simple, free and clear of all title defects, liens, security interests, claims, tenancies (and other possessory interests), easements, rights of way, covenants, restrictions, encroachments, conditional sale or other title retention agreements, and other charges and encumbrances of any kind, except: (i) as disclosed in Section 3.13(a) or in Section 3.13(b) of the Disclosure Schedule; (ii) liens for Taxes and assessments not yet payable;
          (iii) liens for Taxes, assessments and charges and other claims in an amount not to exceed $250,000 in the aggregate, the validity of which are being contested in good faith; (iv) imperfections of title, liens, security interests, claims, easements, rights or way, covenants, restrictions, encroachments, conditional sale or other title retention agreements and other charges and encumbrances the existence of which, individually and in the aggregate, do not materially adversely affect the value of such property or impair the use of such property in the usual conduct of business by MSG or the Subsidiaries; and (v) inchoate mechanic's and materialmen's liens for construction in progress.

                    (b) MSG and the Subsidiaries have delivered to the Purchaser a true and complete copy of each lease covering the leased property set forth on Section 3.13(b) of the Disclosure Schedule (the "Leases"), together with all amendments thereto.
                         ------
          To the knowledge of the Seller, as of the date of this Agreement, neither MSG nor any Subsidiary is in material default under
          (i) the New York Rangers Practice Facility Lease, dated
          February 22, 1984, between the County of Westchester and the New York Rangers Hockey Club (the "Rangers Lease") or (ii) the
                                         -------------
          Restated Agreement, dated May 5, 1993, between the State University of New York and Madison Square Garden Center, Inc. (the "Knicks Lease").
                ------------

                    (c) As of the date of this Agreement, neither MSG nor any Subsidiary has received any notice of nor to the Seller's knowledge is there any pending or threatened (in writing) condemnation proceeding or similar taking affecting any real property owned by MSG or any Subsidiary or the real property subject to the Rangers Lease or the Knicks Lease (or any part thereof) or of any sale or other disposition of such real property or any part thereof in lieu of condemnation or similar taking.

                    (d) There is no proceeding pending of which Seller has received written notice or, to the knowledge of the Seller, threatened (in writing) in which any taxing authority having jurisdiction over any of the real property owned by MSG or any of the Subsidiaries is seeking to increase the assessed value thereof over the assessed value thereof in the current tax year. During the period from July 15, 1982 through the date of this Agreement, no real property taxes have been assessed with respect to Madison Square Garden and neither the Seller nor Viacom has received written notice of any action or proceeding intended to eliminate or reduce the tax exemption applicable to Madison Square Garden.

                    SECTION 3.14.  Employee Benefit Matters.  (a)  Section
                                   ------------------------
          3.14 of the Disclosure Schedule contains a true and complete list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements with respect to which MSG or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by MSG or any Subsidiary for the benefit of any current employee, officer or director of MSG or any Subsidiary or any former employee of MSG or any Subsidiary who was previously employed in the Business, other than plans, programs, arrangements, contracts or agreements for which no benefits are payable after the Closing (the "Plans"). Except as
                                                       -----
          disclosed in Section 3.14 of the Disclosure Schedule, each Plan is in writing and the Seller has previously made available to the Purchaser a true and complete copy of each Plan and a true and complete copy of each of the following documents, to the extent applicable, prepared in connection with each such Plan: (i) a copy of each trust or other funding arrangement, (ii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iii)
                                                    ---
          the most recently received IRS determination letter and (iv) the most recently prepared actuarial report and financial statement. Except as otherwise disclosed in Section 3.14 of the Disclosure Schedule, Viacom, the Seller, MSG and the Subsidiaries have no express or implied commitment to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code.

                    (b) Except as otherwise disclosed in Section 3.14 of the Disclosure Schedule, none of the Plans (i) is a multiemployer plan, within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or a single employer pension plan,
              ------------------
          within the meaning of Section 4001(a)(15) of ERISA, for which MSG or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"), or (ii) provides or
                            ----------------------
          promises to provide retiree medical or life insurance benefits.

                    (c) Viacom, the Seller, MSG and the Subsidiaries are not liable for any tax arising under Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Internal Revenue Code. Viacom, the Seller, MSG and the Subsidiaries have not incurred any material liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any

          Multiemployer Plan or Multiple Employer Plan. None of the assets of MSG or any Subsidiary is the subject of any lien arising under
          Section 302(f) of ERISA or Section 412(n) of the Internal Revenue Code and Viacom, the Seller, MSG and the Subsidiaries have not been required to post any security under Section 307 of ERISA or
          Section 401(a)(29) of the Internal Revenue Code with respect to any Plan.

                    (d) Each Plan other than a Multiemployer Plan (and to the knowledge of the Seller, each Multiemployer Plan) is now and has been operated in all material respects in accordance with its terms, the requirements of all applicable laws, including, without limitation, ERISA and the Internal Revenue Code. All prior contributions, premiums or payments made with respect to any Plan have been deducted for income tax purposes and no such deduction previously claimed has been challenged by any government entity. All employer contributions and premiums (including Pension Benefit Guaranty Corporation premiums) with respect to the Plans due and owing prior to the Closing have been or will be paid prior to the Closing. With respect to any Plan, no material actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending, or to the knowledge of the Seller, threatened (in writing), there are no facts or circumstances which exist that could be reasonably likely to give rise to any such actions, suits or claims, and MSG and the Subsidiaries will promptly notify the Purchaser in writing of any such actions, suits or claims pending or threatened (in writing) arising after the date of this Agreement and prior to the Closing.

                    (e) The Paramount Communications Inc. Retirement Plan (the "Retirement Plan") and the Paramount Communications Inc.
                ---------------
          Savings Plan (the"Savings Plan") which are intended to be
                            ------------
          qualified under Section 401(a) of the Internal Revenue Code have received favorable determination letters from the IRS that such plans are so qualified, and the related trusts which are intended to be exempt from federal income tax pursuant to Section 501(a) of the Internal Revenue Code have received determination letters from the IRS that such trusts are so exempt.

                    SECTION 3.15.  Taxes.  (a)  Except as set forth in
                                   -----
          Section 3.15 of the Disclosure Schedule, each of MSG and the Subsidiaries has paid and discharged all Taxes currently due for any period ending on or before the Closing Date and MSG and each Subsidiary have filed all Tax returns required to be filed, and all such Tax returns were complete in all material respects. Except as set forth in Section 3.15 of the Disclosure Schedule, neither MSG nor any Subsidiary has executed or filed with the Internal Revenue Service or any other taxing authority, domestic or foreign, any extension or agreement extending the period for the assessment or collection of any Taxes, except for permitted statutory extensions. Except as set forth in Section 3.15 of the

          Disclosure Schedule, neither MSG nor any Subsidiary is a party to any pending action or proceeding and, to the knowledge of the Seller, no action or proceeding is threatened by any taxing authority for the assessment or collection of any Taxes, and neither MSG nor any Subsidiary has received written notice of any audit or review of any Tax return or report which could result in the imposition of any Tax upon MSG or any Subsidiary.

                    (b) All material income Taxes owed by any affiliated group (within the meaning of Section 1504 of the Internal Revenue
          Code) of which PCI or any predecessor is the common parent have been paid or reserved in accordance with generally accepted accounting principles in the financial statements of PCI for each taxable period during which any of the Seller, the Subsidiaries or MSG were a member of such group.

                    SECTION 3.16.  Brokers.  Except for Allen & Company
                                   -------
          Incorporated ("Allen & Company"), no broker, finder or investment
                         ---------------
          banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Viacom or the Seller. Viacom is solely responsible for the fees and expenses of Allen & Company.

                    SECTION 3.17.  Labor Matters.  Except as set forth in
                                   -------------
          Section 3.17 of the Disclosure Schedule, as of the date of this Agreement, (a) MSG and the Subsidiaries are not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of MSG or the Subsidiaries, nor is any such contract or agreement being negotiated; (b) there is no material unfair labor practice charge or complaint pending or, to the knowledge of the Seller, threatened (in writing) against MSG or the Subsidiaries;
          (c) there is no labor strike, slowdown, work stoppage, material dispute, lockout or other material labor controversy in effect or threatened (in writing) against MSG or the Subsidiaries; (d) to the Seller's knowledge, no representation question exists respecting any of the employees of MSG or the Subsidiaries, nor to the knowledge of the Seller are there any campaigns being conducted to solicit cards from employees of MSG and the Subsidiaries to authorize representation by any labor organization; (e) no grievance is pending or, to the knowledge of the Seller, threatened (in writing) which, if adversely decided, could have a Material Adverse Effect; (f) neither MSG nor any Subsidiary is a party to, or otherwise bound by, any consent decree with any government agency relating to employees or employment practices; and (g) MSG and the Subsidiaries are in compliance with all notification and bargaining obligations arising under any collective bargaining agreement or statute, except as would not have a Material Adverse Effect. MSG and the Subsidiaries are in compliance with WARN. Each of the contracts and agreements described in clause (a) above are in full force and effect as of the date of this Agreement unless otherwise noted in Section 3.17 of the Disclosure Schedule.

                    SECTION 3.18.  Material Contracts and Assets.
                                   -----------------------------
          (a) Section 3.18 of the Disclosure Schedule, together with all other Sections of the Disclosure Schedule, contains a list of all contracts to which MSG or any Subsidiary is a party as of the date of this Agreement, other than contracts the termination or violation of which would not be reasonably likely to have a Material Adverse Effect. Except as disclosed on Section 3.18 of the Disclosure Schedule, neither MSG nor any Subsidiary is a party to any written agreement with the Seller, Viacom or any affiliate of Viacom. Except as disclosed on Section 3.18 of the Disclosure Schedule, neither MSG nor any Subsidiary is party to any agreement relating to any extension of credit or loan to MSG, the Subsidiaries or any affiliate of MSG or the Subsidiaries. Except as disclosed on Section 3.18 of the Disclosure Schedule, neither MSG nor any Subsidiary is in default (and, to the knowledge of the Seller, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default) under any contract, agreement, indenture, mortgage, lease, insurance policy or other instrument to which it is a party or by which its respective properties or assets may be bound or subject or under which it or its respective business, properties or assets receive benefits, except for any such defaults which would not have a Material Adverse Effect.

                    (b) MSG and the Subsidiaries are in compliance in all material respects with the Constitution, by-laws and resolutions of the Board of Governors, as currently in effect, of each of the National Basketball Association and the National Hockey League.

                    (c) PCI has performed all of its obligations required to be performed under the Guaranty made as of November 22, 1988 by PCI (then known as Gulf + Western Inc.) to the New York Yankees Limited Partnership.

                    SECTION 3.19.  Intellectual Property.  MSG and the
                                   ---------------------
          Subsidiaries own all of the Intellectual Property Assets (as defined below) purported to be owned by MSG or any of the Subsidiaries and have the right to use all other Intellectual Property Assets used by the Business, except as would not have a Material Adverse Effect. "Intellectual Property Assets" means:
                                     ----------------------------
          (i) all trademarks and service marks (including, without limitation, all logos, symbols and other devices), trade dress, company and trade names (as well as their initials, abbreviations and contractions), and other proprietary identifications and associated good will with respect to each of the foregoing;
          (ii) all invention disclosures and patents; (iii) all copyrights, software (including source code, object code and data), trade secrets, inventions designs, processes, formulas and mask works;

          (iv) all technical information and know-how; and (v) all agreements (including, without limitation, license agreements, pertaining to such intellectual property). As of the date of this Agreement, none of the Intellectual Property Assets is subject to any outstanding order, decree, judgment, stipulation or the like limiting the scope of the use thereof by MSG, nor have any of such Intellectual Property Assets been knowingly misappropriated from any third party. To the knowledge of the Seller and except as would not have a Material Adverse Effect, none of the activities, products or services the Business engages in, makes, uses, sells or offers infringes upon or otherwise violates any trademarks, service marks, company or trade names, other proprietary identifications, copyrights, software, trade secrets, patents, patent applications, inventions, technical information and know-how, or other intellectual property rights owned or exercised by any other person, firm or corporation, and, as of the date of this Agreement, there is no claim or action or proceeding by any such person, firm or corporation pending or threatened (in writing) with respect thereto. Except as set forth in Section 3.19 of the Disclosure Schedule, as of the date of this Agreement, there is no action or proceeding instituted by or on behalf of MSG or any of the Subsidiaries in which an act constituting an infringement or other violation of any of the rights to the Intellectual Property Assets is alleged to have been committed by a third party.


                                      ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                                   AND EACH PARENT

                    The Purchaser and each Parent represent and warrant, jointly and severally, to Viacom and the Seller as follows:

                    SECTION 4.01.  Incorporation and Authority of the
                                   ----------------------------------
          Purchaser.  The Purchaser is a limited partnership duly formed,
          ---------
          validly existing and in good standing under the laws of the State of Delaware and has all necessary partnership power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by Viacom and the Seller) constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    SECTION 4.02.  Incorporation and Authority of Each
                                   -----------------------------------
          Parent.  Each Parent is a corporation duly incorporated, validly
          ------
          existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Parent, the performance by each Parent of its obligations hereunder and the consummation by each Parent of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of each Parent. This Agreement has been duly executed and delivered by each Parent, and (assuming due authorization, execution and delivery by Viacom and the Seller) this Agreement constitutes a legal, valid and binding obligation of each Parent enforceable against each Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    SECTION 4.03.  No Conflict.  Assuming all consents,
                                   -----------
          approvals, authorizations and other actions described in
          Section 4.04 of this Agreement have been obtained and all filings and notifications listed in Section 4.04 of the Disclosure Schedule have been made, except as may result from any facts or circumstances relating solely to Viacom or the Seller, the execution, delivery and performance of this Agreement by the Purchaser and each Parent do not and will not (a) violate or conflict with the partnership agreement or certificate of limited partnership of the Purchaser or the certificate of incorporation or by-laws of either Parent, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser or either Parent, including, without limitation, the Modification of Final Judgment entered by the United States District Court for the District of Columbia on August 24, 1982, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the assets or properties of the Purchaser or either Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchaser, either Parent or any of their subsidiaries is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser or either Parent to consummate the transactions contemplated by this Agreement.

                    SECTION 4.04.  Consents and Approvals.  The execution
                                   ----------------------
          and delivery of this Agreement by the Purchaser and each Parent do not, and the performance of this Agreement by the Purchaser and each Parent will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) the notification requirements of the HSR Act, (b) those required from the New York State Liquor Authority, the NHL and the NBA, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser or either Parent from performing any of its material obligations under this Agreement and (d) as may be necessary as a result of any facts or circumstances relating solely to Viacom or the Seller.

                    SECTION 4.05.  Absence of Litigation.  No claim,
                                   ---------------------
          action, proceeding or investigation is pending or, to the knowledge of the Purchaser or either Parent, threatened (in writing), before any court, arbitrator or administrative, governmental or regulatory authority or body which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to materially and adversely affect or restrict the Purchaser's or either Parent's ability to consummate the Merger.

                    SECTION 4.06.  Financing.  The Purchaser has all funds
                                   ---------
          necessary to consummate the transactions contemplated by this Agreement.

                    SECTION 4.07.  Brokers.  Except for Bear, Stearns & Co.
                                   -------
          Inc. ("Bear Stearns"), no broker, finder or investment banker is
                 ------------
          entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or either Parent. The Purchaser is solely responsible for the fees and expenses of Bear Stearns.


                                      ARTICLE V

                                ADDITIONAL AGREEMENTS

                    SECTION 5.01.  Conduct of Business Prior to the
                                   --------------------------------
          Closing.  (a) Unless the Purchaser otherwise agrees in writing
          -------
          and except as otherwise set forth herein or in the Disclosure Schedule (including Section 5.01 thereof), between the date of this Agreement and the Closing Date, MSG will, and will cause the Subsidiaries to, (i) conduct the Business only in the ordinary course, (ii) use best efforts to preserve substantially intact the structure of the business organization of the Business, (iii) use reasonable efforts to keep available to the Purchaser the services of the present officers and key employees of MSG and the Subsidiaries, (iv) use reasonable efforts to preserve the current relationships of MSG and the Subsidiaries with their respective customers, suppliers, distributors and other persons with which MSG and the Subsidiaries have significant business relationships, and (v) use reasonable efforts to comply in all material respects with all applicable laws.

                    (b) Except as expressly provided in this Agreement or the Disclosure Schedule (including Section 5.01 thereof), between the date of this Agreement and the Closing Date, MSG will not, and will cause the Subsidiaries not to, do any of the following without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

                    (i) except for carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar liens arising in the ordinary course of business, grant any pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other encumbrance of any kind on any properties or assets (whether tangible or intangible) of MSG or any Subsidiary;

                    (ii) establish or increase any bonus, insurance,
               severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or otherwise increase the compensation payable to or to become payable to any officers or key employees of MSG or any Subsidiary, except in any case described above in the ordinary course of business or as may be required by law or applicable collective bargaining agreement;

                    (iii) enter into any employment or severance agreement with any of the employees of MSG or any Subsidiary except in the ordinary course of business consistent with past practice and providing for compensation not in excess of $250,000 per year and not for a term in excess of two years;

                    (iv) declare or pay any dividend (whether in cash,
               stock or other property) or make any other distribution or contribution in respect of its capital stock or otherwise, except that any Subsidiary may declare and pay cash dividends, without restriction, to MSG or any of the other Subsidiaries;

                    (v) except in the ordinary course of business consistent with past practice, enter into, amend or terminate any material contract, arrangement, or commitment, including, without limitation, any affiliation agreement relating to Madison Square Garden Network or collective bargaining agreement; provided, however, that MSG will not,
                                     --------  -------
               and will cause the Subsidiaries not to, enter into or execute any affiliation agreement (including any affiliation agreement set forth on the Disclosure Schedule) other than an extension of an existing affiliation agreement for a period not to exceed six months;

                    (vi) enter into any new line of business;

                    (vii) incur, or commit to incur, any capital expenditures in excess of $1,000,000 in the aggregate for all such expenditures from the date of this Agreement through and including the Closing Date, or any obligations or liabilities in connection therewith, other than capital expenditures listed on Section 5.01 of the Disclosure Schedule;

                    (viii) other than with respect to the provision of intercompany services in the ordinary course of business consistent with past practice, enter into any transaction or agreement, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any affiliate of Viacom;

                    (ix) (A) sell, assign, transfer, lease or otherwise
               dispose of any fixed assets of MSG or any Subsidiary having an aggregate value exceeding $1,000,000 or (B) amend the Rangers Lease or the Knicks Lease in any material respect;

                    (x) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or
               (B) incur any indebtedness for borrowed money (other than intercompany indebtedness owed to PCI) or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make loans or advances (other than by MSG to PCI or the Subsidiaries), the aggregate value of any matter set forth in this Section 5.01(b)(x)(B) which exceeds $1,000,000;

                    (xi) materially change any method of accounting or
               accounting practice used by MSG or the Subsidiaries, other than such changes as are required by generally accepted accounting principles;

                    (xii) issue or sell any additional shares of the capital stock of, or other equity interests in, MSG or any Subsidiary, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests, or such securities;

                    (xiii) amend the charter or by-laws of MSG or any Subsidiary; or

                    (xiv) enter into an agreement to do any of the foregoing.

                    SECTION 5.02.  Access to Information.  From the date of
                                   ---------------------
          this Agreement until the Closing, upon reasonable notice, Viacom and the Seller shall, and shall cause the officers, directors, employees, auditors and agents of Viacom, the Seller, MSG and the Subsidiaries to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser and the Parents reasonable access, during normal business hours, to the offices, properties, books and records of MSG and the Subsidiaries and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser and the Parents such additional financial and operating data and other information regarding the assets, properties, goodwill and business of MSG and the Subsidiaries as the Purchaser and the Parents may from time to time reasonably request; provided,
                                                            --------
          however, that such investigation shall not unreasonably interfere
          -------
          with any of the businesses or operations of Viacom, the Seller or MSG or any of their respective affiliates, including the Subsidiaries.

                    SECTION 5.03.  Confidentiality.  The terms of the
                                   ---------------
          letter agreement dated May 18, 1994 between PCI and ITT and the letter agreement dated May 18, 1994 between PCI and Cablevision Systems Corporation (collectively, the "Confidentiality
                                                  ---------------
          Agreement") shall both apply to the Purchaser, and are hereby
          ---------
          incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this Section
          5.03 shall terminate; provided, however, that the Confidentiality
                                --------  -------
          Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) relating solely to MSG, the Subsidiaries and the Equity Interests. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

                    SECTION 5.04.  Regulatory and Other Authorizations;
                                   ------------------------------------
          Consent; Yankee Guaranty.  (a)  Subject to Section 5.04(c) of
          ------------------------
          this Agreement, each party hereto shall use its best efforts to obtain all authorizations, consents, orders and approvals of
          (i) all Federal, state and local regulatory bodies and officials,
          (ii) the NBA and (iii) the NHL, in each case, that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated herein as promptly as practicable and, in any event, within ten Business Days of the date of this Agreement, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. The Seller shall promptly after the date of this Agreement make a request of each of the NBA and NHL for all necessary approvals for a transfer of the franchises of the New York Knickerbockers Basketball Club and the New York Rangers Hockey Club, respectively, and the parties shall cooperate with any investigation of the NBA and NHL in connection therewith. The parties hereto will not take any action for the purpose of delaying, impairing or impeding the receipt of any required approvals.

                    (b) Subject to Section 5.04(c) of this Agreement, without limiting the generality of the Purchaser's and each Parent's undertakings pursuant to Section 5.04(a) of this Agreement, the Purchaser and each Parent shall:

                    (i) use its best efforts to prevent the entry in a judicial or administrative proceeding brought under any antitrust law by any governmental authority with jurisdiction over the enforcement of any applicable antitrust laws ("Governmental Antitrust Authority") or any
                                --------------------------------
               other party of any permanent or preliminary injunction or other order that would make consummation of the Merger unlawful or would prevent or delay it;

                    (ii) take promptly, in the event that such an
               injunction or order has been issued in such a proceeding, any and all steps, including, without limitation, appeal thereof or the posting of a bond of up to $2,000,000, necessary to vacate, modify or suspend such injunction or order so as to permit the consummation of the Merger on a schedule as close as possible to that contemplated by this Agreement; and

                    (iii) use its best efforts to take promptly all other action and do all other things necessary and proper to obtain all necessary approvals and consents of the NBA and

               NHL and to avoid or eliminate each and every impediment under any antitrust law or rule, by-law, regulation or agreement of the NBA or NHL that may be asserted by any Governmental Antitrust Authority, the NBA, the NHL or any other party to the consummation of the Merger.

                    (c) Notwithstanding anything to the contrary in Sections 5.04(a) and (b) or elsewhere in this Agreement, the Purchaser, the Parents and their respective affiliates shall not be required to take, and may refrain from taking, any action (including any action to amend or enter into any agreement or business arrangement), in either case if the Purchaser determines in good faith and with a reasonable basis that such action is reasonably likely to (i) have a material adverse affect on the results of operations or financial condition of the Purchaser, either Parent or any of their respective Covered Affiliates or
          (ii) be materially inconsistent with the principal business purposes of the partners of the Purchaser in choosing to jointly acquire and operate the Business or (iii) require any significant change in the operations or activities of the business (or any material assets employed therein) of the Purchaser, either Parent or any of their respective Covered Affiliates which the Purchaser or either Parent reasonably determines is adverse to the operations or activities of the business (or any material assets employed therein) of the Purchaser, either Parent or any of their respective Covered Affiliates.

                    (d) Each party hereto agrees to cooperate in obtaining any other consents and approvals which may be required in connection with the transactions contemplated by this Agreement.

                    (e) Effective as of the Closing, each Parent and the Purchaser hereby jointly and severally guarantee the obligations of PCI arising after the Closing Date under the Guaranty made as of November 22, 1988 by PCI (then known as Gulf + Western Inc.) to the New York Yankees Limited Partnership (the "Yankee
                                                            ------
          Guaranty").  Each Parent and the Purchaser shall use their
          --------
          reasonable efforts to cause the Yankee Guaranty to be released without cost or obligation on behalf of PCI or any of its affiliates and each Parent and the Purchaser jointly and severally agree to indemnify PCI and its affiliates for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) incurred by PCI and any of its affiliates arising after the Closing Date from the Yankee Guaranty.

                    SECTION 5.05.  Investigation.  In connection with the
                                   -------------
          Purchaser's and each Parent's investigation of MSG, the Subsidiaries and the Business, the Purchaser and each Parent have received from the Seller certain projections and other forecasts for MSG and the Subsidiaries, including, without limitation, projected income statement information for the fiscal year ending December 31, 1994 and certain plan and budget information. The Purchaser and each Parent acknowledge that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, and that the Purchaser and each Parent are familiar with such uncertainties. Viacom and the Seller make no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.05, or any other representation or warranty with respect to the business, operations, assets, liabilities or financial condition of MSG or any Subsidiary other than as specifically set forth in this Agreement.

                    SECTION 5.06.  Asset Transfer.  Viacom and the Seller
                                   --------------
          covenant and agree that, simultaneously with the Closing, (i) they will cause the ownership of the assets (including, without limitation, the C-4 transponder and any affiliation agreements relating to Madison Square Garden Network) sold and assigned on March 11, 1994 to Paramount Distribution Inc., a Delaware corporation ("PDI"), by Madison Square Garden Productions, Inc.,
                        ---
          a Delaware corporation and a wholly owned Subsidiary of MSG ("MSGP"), set forth in Section 5.06 of the Disclosure Schedule,
            ----
          to be transferred to MSG free and clear of all security interests, liens and encumbrances of any kind and (ii) in exchange therefor, the 733.33 shares of preferred stock of PDI held by MSGP will be cancelled. In connection with such transfer, (A) Viacom and the Seller will cause all agreements relating to such assets with Viacom or any of its affiliates to be terminated or amended to remove MSGP as a party and (B) the two employees of MSGP who were transferred with such assets to PDI shall again become employees of MSGP and shall be considered Transferred Employees for purposes of Article VI below.

                    SECTION 5.07.  Intercompany Accounts.  Immediately
                                   ---------------------
          prior to the Closing, PCI shall contribute to the capital of MSG all amounts then owing from MSG & Affiliates to PCI & Affiliates, less all amounts then owing from PCI & Affiliates to MSG & Affiliates, and such debts shall be cancelled. Such contribution and cancellation shall be accomplished without incurrence of any liability for Taxes by MSG (other than Taxes with respect to which Viacom and the Seller have agreed to indemnify the Purchaser).

                    SECTION 5.08.  Provision of Tickets.  For a period of
                                   --------------------
          20 years following the Closing Date, the Purchaser will sell, or make available to Viacom, and Viacom shall purchase, or have the right to purchase, tickets to events held at Madison Square Garden and The Paramount Theater (the "Tickets") as described in
                                                 -------
          Section 5.08 of the Disclosure Schedule.

                    SECTION 5.09.  Insurance.  (a)  Up to 12:01 a.m. on the
                                   ---------
          day after the Closing Date, Viacom and the Seller will maintain insurance generally comparable to the insurance in place on the date of this Agreement. Effective 12:01 a.m. on the day after the Closing Date, MSG and the Subsidiaries shall cease to be insured by Viacom's or its affiliates' insurance policies, such that (i) with respect to insurance coverage written on an "occurrence basis," Viacom and its affiliates will have no liability for occurrences which take place on and after 12:01 a.m. on the day after the Closing Date and (ii) with respect to insurance coverage written on a "claims made basis," Viacom and its affiliates will have no liability for claims made after 12:01 a.m. on the day after the Closing Date. The Purchaser agrees to indemnify and hold harmless Viacom and its affiliates in respect to any liability, claim, damage or expense of any kind whatsoever, which Viacom and its affiliates might incur arising out of or relating to any such occurrences, losses or claims under this Section 5.09 other than any such liability, claim, damage or expense due to Viacom's breach of this Section 5.09(a).

                    (b) From and after the Closing Date, neither Viacom nor any of its affiliates shall have any liability for self insured workers' compensation claims with respect to MSG and the Subsidiaries in existence on the Closing Date or arising from any event or circumstance taking place or existing prior to, on or subsequent to the Closing Date. The Purchaser shall (and each Parent shall cause the Purchaser to) take all steps necessary under any applicable law to assume the liability for self insured workers' compensation pursuant to this Section 5.09 and the Purchaser and each Parent, jointly and severally, shall fully indemnify Viacom and its affiliates with respect to any liability, claim, damage or expense of any kind whatsoever arising out of or relating to any workers' compensation claim assumed by the Purchaser hereunder. The Purchaser shall (and each Parent shall cause the Purchaser to) cooperate with Viacom and its affiliates in order to obtain the return or release of bonds or securities or indemnifications given by Viacom or any of its affiliates to any state in connection with workers' compensation self-insurance with respect to MSG and the Subsidiaries; and, in order to effectuate such return or release, the Purchaser shall (and each Parent shall cause the Purchaser to), to the extent required by any state, post its own bonds, letters of credit, indemnifications or other securities in substitution therefor.

                    SECTION 5.10.  Rights to the Use of Certain
                                   ----------------------------
          Intellectual Property.  (a)  Except as set forth in Section 5.10
          ---------------------
          of the Disclosure Schedule, the Seller, Viacom and their respective affiliates agree that they will retain no rights of ownership or use in or to the Intellectual Property Assets used primarily in the Business, including, without limitation, any such rights in or to "Madison Square Garden," "Madison Square" and "MSG" and any logos, symbols or other devices associated primarily with Madison Square Garden; provided, however, that the
                                                --------  -------
          joint venture among American Telephone & Telegraph Company ("AT&T"), Paramount Technology Group and PCI set forth in the
            ----
          Joint Development Agreement dated as of February 1, 1994 shall be entitled to use the name "MSG"; provided, further, that Viacom
                                          --------  -------
          shall use all reasonable efforts to cause such joint venture to cease using such name as promptly as reasonably practicable and that, in any event, Viacom shall cause such name to cease to be used by the joint venture not later than one year following the Closing Date.

                    (b) The Purchaser shall be entitled to continue to use the name "Paramount Theatre" for a period of one year following the Closing, after which time the Purchaser agrees that it shall no longer include the word "Paramount" in the operation of the Business.

                    SECTION 5.11.  Post-Closing Services.  (a)  For a
                                   ---------------------
          period of six months after the Closing, at the Purchaser's option, Viacom and the Seller shall provide, or cause PCI to provide, to the Purchaser such administrative (including MIS), legal and management functions as were previously provided by PCI and its affiliates to MSG and the Subsidiaries prior to the Closing Date, as set forth in Section 5.11 (paragraphs 2, 3, 5 and 7 only) of the Disclosure Schedule. The Purchaser hereby agrees to reimburse Viacom, the Seller and their affiliates from time to time for the reasonable costs and expenses of providing such administrative, legal and management functions.

                    (b) Except as provided in Section 5.11(a) of this Agreement and except for the agreements and arrangements listed in Section 3.18(a)(i) (paragraphs 1, 2 and 3 only) of the Disclosure Schedule, all intercompany agreements between (i) MSG and the Subsidiaries, on the one hand, and (ii) Viacom and any of its other affiliates, on the other hand, shall be terminated as of the Closing Date.

                    SECTION 5.12.  Christmas Show.  Prior to the Closing
                                   --------------
          Date, Viacom, the Seller and the Purchaser shall in good faith negotiate a definitive joint venture agreement (the "Christmas
                                                               ---------
          Show Agreement") between Antics, Inc. ("Antics") and the
          --------------                          ------
          Purchaser relating to the production, promotion and exploitation of a musical adaptation of Charles Dickens' "A Christmas Carol" (the "Show"). The Christmas Show Agreement shall provide, among
                ----
          other things, that (i) Antics and the Purchaser shall form an equal joint venture for the purpose of promoting and exploiting the Show on a worldwide basis, (ii) such joint venture will own (or enjoy the benefits of) all right, title and interest currently owned by Antics and MSG in and to the Show, including, without limitation, all lyrics, arrangements, musical scores, talent agreements, artistic renderings, set and costume designs and choreography arrangements relating to the Show, and
          (iii) Antics will have control over all creative aspects of the production of the Show, provided that the Purchaser shall have meaningful consultation rights in connection with such creative aspects of the Show. Upon execution of the Christmas Show Agreement, the letter agreement dated August 15, 1994 between Antics and MSG relating to the Show shall be terminated and of no further force and effect.

                    SECTION 5.13.  Further Action.  Each of the parties
                                   --------------
          hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.


                                      ARTICLE VI

                                   EMPLOYEE MATTERS

                    SECTION 6.01.  Employees.  (a) For the one-year period
                                   ---------
          commencing on the Closing Date (the "Continuation Period"), the
                                               -------------------
          Purchaser agrees to provide those persons employed by MSG or any Subsidiary immediately prior to the Closing, including those employees on vacation, leave of absence, disability or sick leave or layoff (whether or not such employees return to active employment with the Purchaser) (the "Transferred Employees"),
                                               ---------------------
          other than those Transferred Employees whose employment is governed by the terms of a collective bargaining agreement, with employee benefits that in the aggregate are substantially equivalent in value to, and no less favorable in value than, those provided to such Transferred Employees immediately prior to the Closing and, with respect to those Transferred Employees whose employment is governed by the terms of a collective bargaining agreement, with such employee benefits as are required by the terms of such collective bargaining agreement for the duration thereof. During the Continuation Period, the Purchaser further agrees to continue to provide those former employees of MSG or the Subsidiaries (the "Transferred Former Employees"),
                                        ----------------------------
          other than those Transferred Former Employees whose employment was governed by the terms of a collective bargaining agreement, with employee benefits that in the aggregate are substantially equivalent in value to, and not less favorable in value than, the benefits to which such Transferred Former Employees were entitled under the Plans immediately prior to the Closing and, with respect to those Transferred Former Employees whose employment was governed by the terms of a collective bargaining agreement, with such employee benefits as are required by the terms of such applicable collective bargaining agreements for the duration thereof. Nothing contained in this Agreement shall restrict or otherwise inhibit the Purchaser's rights to terminate the employment of any Transferred Employees on or after the Closing Date. Notwithstanding anything to the contrary herein, the Purchaser shall not have any obligation to provide any equity or equity-based compensation or benefit to any Transferred Employee with respect to the equity of the Purchaser, either Parent or MSG and no equity or equity-based compensation or benefits provided to Transferred Employees immediately prior to the Closing shall be taken into account for purposes of this Section 6.01(a) in determining substantial equivalence.

                    (b) To the extent that service is relevant for purposes of eligibility, vesting, benefit accrual, benefit contributions, benefit calculations or allowances (including, without limitation, entitlements to vacation and sick days) under any employee benefit plan, program or arrangement established or maintained by the Purchaser, MSG or the Subsidiaries for the benefit of Transferred Employees or Transferred Former Employees, such plan, program or arrangement shall credit such employees or former employees for service on or prior to the Closing with the Seller or any affiliate thereof; provided that the Purchaser
                                           --------
          shall not be obligated to give credit for such service to the extent it (i) would result in duplication of any benefits to which a Transferred Employee or Transferred Former Employee is entitled to under any comparable plans, programs or arrangements maintained by Viacom, the Seller or PCI on or prior to the Closing Date or by the Purchaser after the Closing Date, or (ii) was not service which was recognized for purposes of such comparable plans, programs or arrangements. In addition, the Purchaser shall waive any pre-existing conditions and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, claims of Transferred Employees and Transferred Former Employees incurred during the year in which the Closing Date occurs and prior to the Closing Date.

                    SECTION 6.02.  Employment Related Matters.  The
                                   --------------------------
          Purchaser agrees (i) subject to the rights of the affected Transferred Employees regarding representation to recognize the unions listed in Section 6.02 of the Disclosure Schedule as the sole and exclusive collective bargaining agents for the affected Transferred Employees and Transferred Former Employees and (ii) to be bound by, and to comply in all respects with, the terms and conditions of the collective bargaining agreements listed in
          Section 6.02 of the Disclosure Schedule applicable to Transferred Employees and Transferred Former Employees.

                    SECTION 6.03.  Multiemployer Plans.  With respect to
                                   -------------------
          the Multiemployer Plans listed in Section 3.14 of the Disclosure Schedule, the Purchaser agrees to continue on and after the Closing Date to contribute to such plans for substantially the same number of base units as MSG and the Subsidiaries were obligated to contribute with respect to Transferred Employees and Transferred Former Employees immediately prior to the Closing. The Purchaser further covenants and agrees to take all actions that shall be necessary to avoid the acquisition of MSG and the Subsidiaries, as contemplated by this Agreement, from resulting in the assessment of withdrawal liability by such plans against Viacom or the Seller.

                    SECTION 6.04.  Paramount Communications Inc. Retirement
                                   ----------------------------------------
          Plan.  (a)  Effective as of the Closing Date, Transferred
          ----
          Employees who were immediately prior to the Closing Date participants (the "Transferred Employee Participants") in the
                             ---------------------------------
          Retirement Plan shall accrue no further benefits under the Retirement Plan with respect to service after the Closing Date and Viacom and the Seller shall have taken all such action prior to the Closing Date as may be required to achieve this result. Effective as of the Closing Date, the Purchaser shall establish a replacement defined benefit pension plan (the "New Defined
                                                         -----------
          Benefit Plan") intended to be qualified under Section 401(a) of
          ------------
          the Internal Revenue Code, and a related trust intended to be exempt form taxation under Section 501(a) of the Internal Revenue Code, for the benefit of the Transferred Employee Participants and the Transferred Former Employees who were immediately prior to the Closing Date participants in the Retirement Plan (the "Transferred Former Employee Participants"), the terms of which
           ----------------------------------------
          plan and trust shall be substantially identical to the terms of the Retirement Plan. The Purchaser agrees to apply for, and to take all actions necessary to secure, as soon as practicable after the Closing Date, a determination letter from the IRS to the effect that the New Defined Benefit Plan is qualified under the applicable provisions of the Internal Revenue Code. The Purchaser shall recognize the service of the Transferred Employee Participants with the Seller or any affiliate thereof prior to the Closing Date for all purposes under the New Defined Benefit Plan.

                    (b) As soon as practicable following the date of this Agreement, Viacom shall cause its actuaries to determine effective as of the Closing Date and in accordance with the requirements of ERISA and Section 414(l) of the Internal Revenue Code, an amount of assets of the Retirement Plan (the "Plan
                                                                 ----
          Assets Amount") equal to the present value of benefits accrued to
          -------------
          the Closing Date for all Transferred Employee Participants and Transferred Former Employee Participants, determined as if the Transferred Employee Participants terminated employment with MSG or any of the Subsidiaries as of the Closing Date and with regard to only those benefits to which the Transferred Employee Participants and Transferred Former Employee Participants would be eligible based on their age and service as of the Closing Date. Such present value shall be determined using (to the extent applicable) the assumptions underlying the determination of disclosure values as of March 31, 1994 for purposes of compliance with Financial Accounting Standards Board Statement No. 87 (FASB 87).

                    (c) As soon as practicable after Viacom's actuaries determine the Plan Assets Amount, Viacom and the Seller shall cause the transfer of an amount equal to the Plan Assets Amount from the Retirement Plan to the New Defined Benefit Plan, together with interest on such Plan Assets Amount at the rate announced by Morgan Guaranty Trust Company of New York as its prime rate from time to time from the Closing Date to the date of transfer.

                    (d) The Purchaser shall indemnify Viacom and the Seller and hold Viacom and the Seller harmless from, any and all liability, claims, costs and expenses (including reasonable attorneys' fees) incurred by Viacom and the Seller by reason of the Purchaser's failure to qualify the New Defined Benefit Plan and related trust pursuant to the relevant provisions of the Internal Revenue Code. Viacom and the Seller shall indemnify the Purchaser and the Subsidiaries and hold the Purchaser and the Subsidiaries harmless from, any and all liability, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Purchaser, MSG or the Subsidiaries for all liabilities and obligations: (i) arising out of or relating to: (A) Viacom's or the Seller's failure to cause assets to be transferred from the Retirement Plan to the New Defined Benefit Plan in accordance with this Section 6.04, or
          (B) the Retirement Plan, other than liabilities for accrued benefits properly transferred to the New Defined Benefit Plan, or
          (ii) with respect to the New Defined Benefit Plan arising out of or relating to actions taken by Viacom, the Seller or PCI prior to the Closing Date.

                    SECTION 6.05.  Paramount Communications Inc. Savings
                                   -------------------------------------
          Plan.  (a)  Effective as of the Closing Date, the Transferred
          ----
          Employees and the Transferred Former Employees who were immediately prior to the Closing Date participants (the "Savings
                                                                   -------
          Plan Participants") in the Savings Plan, shall no longer accrue
          -----------------
          benefits under the Savings Plan and Viacom and the Seller shall have taken all such action prior to the Closing Date as may be required to achieve this result. As of the Closing Date, Viacom and the Seller shall cause each Transferred Employee to be 100% vested in his or her account balance. As soon as practicable after the Closing Date, Viacom and the Seller shall cause the transfer of an amount representing the entire account balances of the Savings Plan Participants determined as of the plan valuation date coinciding with or next following the Closing Date, adjusted for the actual return thereon from such valuation date to the date of account balance transfer, to the trustee, designated by the Purchaser, of the qualified trust established or maintained by the Purchaser in accordance with the following sentence.
          After the Closing Date, the Purchaser shall establish or provide the Savings Plan Participants with a new savings plan (the "New
                                                                      ---
          Savings Plan") intended to be qualified under Section 401(a) and
          ------------
          401(k) of the Internal Revenue Code, which shall provide (i) for immediate eligibility for participation for each Savings Plan Participant, (ii) each such Savings Plan Participant with an initial account balance equal to the amount transferred to the New Savings Plan in respect of such Savings Plan Participants interest in the Savings Plan and (iii) vesting, eligibility, contribution levels, matching levels, investment alternatives, participant loan and withdrawal provisions that are no less favorable than those of the Savings Plan as in effect immediately prior to the Closing Date, applied by aggregating service with the Seller, MSG, the Subsidiaries and their affiliates prior to the Closing Date with service with the Purchaser and its affiliates on and after the Closing Date. New Savings Plan shall accept the transfer of outstanding loans from the Savings Plan and shall provide for the continued administration of such transferred loans for the remainder of their terms in accordance with the provisions thereof. Viacom, the Seller and the Purchaser agree to cooperate fully with respect to the actions necessary to effect the transactions contemplated in this Section 6.05(a), including, without limitation, the provision of records and information as each may reasonably request from the other.

                    (b) The Purchaser shall indemnify Viacom and the Seller and hold Viacom and the Seller harmless from any and all liability, claims, costs and expenses (including reasonable attorneys' fees) incurred by Viacom and the Seller by reason of the Purchaser's failure to qualify the New Savings Plan and related trust pursuant to the relevant provisions of the Internal Revenue Code. Viacom and the Seller shall indemnify the Purchaser and the Subsidiaries and hold the Purchaser and the Subsidiaries harmless from any and all liability, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Purchaser or the Subsidiaries for all liabilities and obligations: (i) arising out of or relating to: (A) Viacom's or the Seller's failure to cause assets to be transferred from the Savings Plan to the New Savings Plan in accordance with this Section 6.05, or (B) the Savings Plan, other than liabilities for accrued benefits properly transferred to the New Savings Plan, or (ii) with respect to the New Savings Plan arising out of or relating to actions taken by Viacom, the Seller or PCI prior to the Closing Date.

                    SECTION 6.06.  MSG Union Sponsored Pension Plans.
                                   ---------------------------------
          Effective as of the Closing Date, the Purchaser shall continue as the employer under the MSG Network Retirement Plan for Bargaining Employees, the MSG Retirement Plan for Licensed Ushers and Ticket Takers Local Union No. 176, the 401(k) Plan and the Trust for Madison Square Garden Network Local 1212 and the Madison Square Garden 401(k) Plan for Collective Bargaining Unit Employees.

                    SECTION 6.07.  Retiree Medical and Retiree Life
                                   --------------------------------
          Insurance.  The Purchaser agrees to assume the liability of the
          ---------
          Seller, if any, for the provision of retiree medical and retiree life insurance liabilities for Transferred Employees and

          Transferred Former Employees as of the Closing Date, with respect to claims for covered services rendered after the Closing Date.

                    SECTION 6.08.  Indemnity.  Anything in this Agreement
                                   ---------
          to the contrary notwithstanding (including, without limitation, Section 10.01) (except Section 6.04(d) and Section 6.05(b), the Purchaser hereby agrees to indemnify Viacom and the Seller against and hold Viacom and the Seller harmless from any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, reasonable attorneys' fees and other costs of defense) arising out of or otherwise in respect of
          (i) any failure of the Purchaser or the Subsidiaries to comply with their obligations under any collective bargaining agreement applicable to Transferred Employees or Transferred Former Employees, (ii) any withdrawal liability assessed against Viacom or the Seller in respect of any Multiemployer Plan listed in
          Section 3.14 of the Disclosure Schedule, (iii) any claim made by any Transferred Employee against Viacom or the Seller for any severance or termination benefits pursuant to the provisions of any MSG or Subsidiary plan, program or arrangement which was disclosed in Section 3.14 of the Disclosure Schedule, (iv) any suit or claim of violation brought against Viacom or the Seller under WARN for any actions taken by the Purchaser or the Subsidiaries on or after the Closing Date with respect to any facility, site of employment, operating unit or Transferred Employee, (v) any action taken on or after the Closing Date by the Purchaser or the Subsidiaries with respect to any Plan and
          (vi) any claim for payments or benefits by Transferred Employees, Transferred Former Employees or their respective beneficiaries under any Plan which the Purchaser continues to maintain after the Effective Time.


                                     ARTICLE VII

                                     TAX MATTERS

                    SECTION 7.01.  Tax Indemnities.  (a)   From and after
                                   ---------------
          the Closing Date, Viacom and the Seller agree to indemnify the Purchaser and the Parents against liabilities for all Taxes (i) imposed on any person (other than MSG and its Subsidiaries) for which MSG or any Subsidiary would be liable under Treasury Regulations Section 1.1502-6 (or equivalent provision of state, local or foreign law), as transferee, or as successor of any contract or otherwise, in each case with respect to any taxable period that ends on or before the Closing Date or includes the Closing Date and (ii) imposed on MSG or any of its Subsidiaries with respect to any taxable period or portion thereof that ends on or before the Closing Date, in excess of the amount reflected as current Taxes payable in the Post-Closing Balance Sheet.

                    (b) From and after the Closing Date, the Purchaser and the Parents shall indemnify Viacom, the Seller and their affiliates against liabilities for all Taxes imposed on or with respect to the business of MSG or any of its Subsidiaries that are not subject to indemnification pursuant to paragraph (a) of this Section 7.01.

                    (c) Payment by the indemnitor of any amount due under this Section 7.01 shall be made within ten days following written notice by the indemnitee that payment of such amounts to the appropriate tax authority is due, provided that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate tax authority. If Viacom or the Seller receives an assessment or other notice of Tax due with respect to MSG or any of its Subsidiaries for any period ending on or before the Closing Date for which Viacom or the Seller is not responsible, in whole or in part, pursuant to paragraph (a) of this Section 7.01 because all or a part of such Tax does not exceed the amount reflected as current Taxes payable in the Post-Closing Balance Sheet, and Viacom or the Seller pays such Tax, then the Purchaser or the Parents shall pay to Viacom or the Seller, in accordance with the first sentence of this Section 7.01(c), the amount of such Tax for which Viacom or the Seller is not responsible. In the case of a Tax that is contested in accordance with the provisions of Section 7.03, payment of the Tax to the appropriate tax authority will not be considered to be due earlier than the date a final determination to such effect is made by the appropriate taxing authority or a court.

                    (d) For purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income or sales, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income or sales, the amount which would be payable if the taxable year ended on the Closing Date. Any credit shall be prorated based upon the fraction employed in clause (i) of the next preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.01(d) shall be computed by reference to the level of such items on the Closing Date.

                    SECTION 7.02.  Refunds and Tax Benefits.  (a)  The
                                   ------------------------
          Purchaser or the Parents shall promptly pay to the Seller any refund or credit (including any interest paid or credited with respect thereto) received by the Purchaser or a partner of the Purchaser of Taxes (i) relating to taxable periods or portions thereof ending on or before the Closing Date or (ii) attributable to an amount paid by Viacom or the Seller under Section 7.01 of this Agreement. The Purchaser or the Parents shall, if the Seller so requests and at the Seller's expense, cause the relevant entity to file for and obtain any refund to which the Seller is entitled under this Section 7.02. The Purchaser or the Parents shall permit the Seller to control (at the Seller's expense) the prosecution of any such refund claimed, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as the Seller shall designate to represent such entity with respect to such refund claimed. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this Section 7.02(a) is subsequently reduced or disallowed, Viacom and the Seller shall indemnify and hold harmless the payor for any Tax liability, including interest and penalties, assessed against such payor by reason of the reduction or disallowance.

                    (b) Any amount otherwise payable by an indemnitor under Section 7.01 shall be reduced by any Tax benefit to the indemnitee or a partner of the indemnitee for a period or portion thereof beginning after the Closing Date (a "Post-Closing Date
                                                       -----------------
          Tax Benefit") that arose in connection with any underlying
          -----------
          adjustment resulting in the obligation of the indemnitee to pay Taxes for which the indemnitor is responsible under Section 7.01 (such as a timing adjustment resulting in a Tax deduction for the indemnitee for a period after the Closing Date) or the payment of such Taxes. If a payment is made by the indemnitor in accordance with Section 7.01, and if in a subsequent taxable year a Post-Closing Date Tax Benefit is realized by the indemnitee or a partner of the indemnitee (that was not previously taken into account pursuant to the preceding sentence to reduce an amount otherwise payable by the indemnitor under Section 7.01), the indemnitee shall pay to the indemnitor at the time of such realization the amount of such Post-Closing Date Tax Benefit to the extent that the Post-Closing Date Tax Benefit would have resulted in a reduction in the amount paid by the indemnitor under Section 7.01 if the Post-Closing Date Tax Benefit had been obtained in the year of such payment. A Post-Closing Date Tax Benefit will be considered to be realized for purposes of this
          Section 7.02 in the taxable period for which such reduction in income, deduction or credit results in a reduction (and shall equal the amount of such reduction) in the Taxes paid or results in an increase in any refund of Taxes received (and shall equal the amount of such increase) for such period as compared to the Taxes that would have been paid or the refund that would have been received for such period in the absence of such reduction in income, deduction or credit. Any reduction in income, deduction or credit not resulting in a Tax benefit for the taxable period to which it relates shall be carried forward to succeeding taxable years until used to the extent permitted by law. In the event that a reduction in income, deduction or credit giving rise to a payment to the indemnitor under this Section 7.02 is subsequently disallowed, the tax liability resulting from such disallowance shall be treated for all purposes as an indemnifiable liability under Section 7.01. The determination of whether the Purchaser realizes a Post-Closing Date Tax Benefit will be made at the partner level of the Purchaser.

                    SECTION 7.03.  Contests.  (a)   After the Closing, the
                                   --------
          Purchaser or the Parents shall promptly notify Viacom and the Seller in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Purchaser or the Parents which, if determined adversely to the taxpayer or after the lapse of time would be grounds for indemnification under Section 7.01. Such notice shall contain factual information (to the extent known to the Purchaser and the Parents) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If the Purchaser or the Parents fail to give Viacom and the Seller prompt notice of an asserted Tax liability as required by this Section 7.03, and the failure to give prompt notice results in a detriment to Viacom or the Seller, then any amount which Viacom or the Seller is otherwise required to pay the Purchaser and the Parents pursuant to Section
          7.01 with respect to such liability shall be reduced by the amount of such detriment.

                    (b) Viacom or the Seller may elect to direct, through counsel of its own choosing and at its own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought under Section 7.01 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If Viacom or the Seller
                                   -------
          elects to direct a Contest, it shall within 30 calendar days of receipt of the notice of asserted Tax liability notify the Purchaser of its intent to do so, and the Purchaser and the Parents shall cooperate, at the expense of Viacom or the Seller, in each phase of such Contest. If Viacom or the Seller elects not to direct the Contest, fails to notify the Purchaser of its election as herein provided or contests its obligation to indemnify under Section 7.01, the Purchaser or the Parents may pay, compromise or contest, at its own expense, such asserted liability. However, in such case, the Purchaser or the Parents may not settle or compromise any asserted liability over the objection of Viacom or the Seller; provided, however, that
                                             --------  -------
          consent to settlement or compromise shall not be unreasonably withheld. In any event, Viacom or the Seller may participate, at its own expense, in the Contest. If Viacom or the Seller chooses to direct the Contest, the Purchaser shall promptly empower (by power of attorney and such other documentation as may be appropriate) such representatives of Viacom or the Seller as it may designate to represent the Purchaser in the Contest insofar as the Contest involves an asserted Tax liability for which Viacom or the Seller would be liable under Section 7.01.

                    SECTION 7.04.  Preparation of Tax Returns.  The Seller
                                   --------------------------
          shall prepare and file United States federal, state and local income and franchise tax returns and schedules relating to MSG and its Subsidiaries for any Tax period ending on or prior to the Closing Date and which are required to be filed after the Closing Date. With respect to any returns for which the Seller has filing responsibility pursuant to the preceding sentence, MSG and its Subsidiaries will be included in the consolidated, combined or unitary tax returns of the Seller or an affiliate of the Seller on a basis consistent with prior tax years unless a different treatment is required by an intervening change in law. The parties agree that if MSG or any of its Subsidiaries is permitted, but not required, under applicable state or local income or franchise tax laws to treat the Closing Date as the last day of a Tax period, they will treat the Tax period as ending on the Closing Date. The Seller shall prepare and file all other returns of Taxes for any period ending on or prior to the Closing Date to the extent the Seller or an affiliate of the Seller (other than MSG or any of its Subsidiaries) previously was responsible for the preparation and filing of such returns for the immediately preceding Tax period. The Purchaser shall prepare and timely file all returns of Taxes for which the Seller is not responsible pursuant to this Section 7.04 and, where appropriate, prepare such returns in the name of MSG or its Subsidiaries and submit such returns to the Seller for filing. The Purchaser will deliver to the Seller a complete and accurate copy of each return required to be filed by the Purchaser under this Section 7.04 for Tax periods that include the Closing Date, and any amendment to such return, within 10 days of the date such return is filed with the appropriate tax agency; provided,
                                                           --------
          however, in the case of any returns prepared in the name of MSG
          -------
          or any of its Subsidiaries, the Purchaser will deliver such returns to the Seller for review and filing at least five Business Days before the due date of such return.

                    SECTION 7.05.  Allocation of Merger Consideration.  The
                                   ----------------------------------
          Purchaser and the Seller agree to allocate the Merger Consideration in accordance with the rules under Section 1060 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. Such allocation shall be prepared in accordance with an appraisal conducted by an independent appraiser selected by Purchaser and reasonably acceptable to Viacom and the Seller. The Seller, Viacom and the Purchaser agree to act in accordance with the computations and allocations contained in such allocation (including any modifications thereto reflecting any post-closing adjustments) in any relevant Tax returns or filings filed by them (including any forms or reports required to be filed pursuant to Section 1060 of the Internal Revenue Code, the Treasury Regulations promulgated thereunder or any provisions of state, local and foreign law) ("1060 Forms"),
                                                            ----------
          and to cooperate in the preparation of any 1060 Forms and to file such 1060 Forms in the manner required by applicable law. The Purchaser shall make available to the Seller and Viacom copies of all appraisals of the assets of the Business, or any portion thereof, obtained by the Purchaser promptly upon receipt of such appraisals by the Purchaser, but in no event later than 90 days prior to the due date of any 1060 Forms, and the Seller and Viacom shall have 30 days to review and consent to such appraisal, which consent shall not be unreasonably withheld.

                    SECTION 7.06.  Cooperation and Exchange of Information.
                                   ---------------------------------------
          Viacom, the Seller, the Purchaser and the Parents will provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of MSG for its taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by another party in writing of such extensions for the respective Tax periods, or (ii) eight years following the due date (without extension) for such returns. Any information obtained under this Section 7.06 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

                    SECTION 7.07.  Conveyance and Sales Taxes.  The
                                   --------------------------
          Purchaser and the Parents agree to assume liability for and to pay all sales taxes incurred as a result of the Merger. The Seller and Viacom agree to assume liability for and to pay all transfer, stamp, real property transfer or gains and similar Taxes incurred as a result of the Merger, other than the New York City Real Property Transfer Tax, the liability for which shall be paid one-half by the Purchaser and the Parents and one-half by Viacom and the Seller. Viacom and the Seller agree to indemnify the Purchaser, the Parents and their affiliates for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) incurred by the Purchaser, the Parents and their affiliates arising out of the Seller's or Viacom's failure to make timely or full payments of the Taxes for which it is liable pursuant to this Section 7.07. The Purchaser and the Parents agree to indemnify Viacom, the Seller and their affiliates for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) incurred by Viacom, the Seller and their affiliates arising out of the Purchaser's or the Parents' failure to make timely or full payments of the Taxes for which it is liable pursuant to this Section 7.07. The Purchaser, the Parents, Viacom and the Seller agree to cooperate and provide each other with such information as any of them may reasonably request of another in preparing and filing any Tax return relating to Taxes covered by this Section 7.07 and shall provide such other party or parties an opportunity to review such returns prior to filing.

                    SECTION 7.08.  Tax Treatment of Merger.  The Seller,
                                   -----------------------
          Viacom, the Purchaser and the Parents hereby agree that the Merger will be treated for tax purposes as a sale of the assets of MSG to the Purchaser followed by a liquidation of MSG. The Seller, Viacom, the Purchaser and the Parents hereby further agree that any income or franchise tax liability resulting from the sale of the assets of MSG shall be the responsibility of the Seller.

                    SECTION 7.09.  Miscellaneous.  (a)   The parties agree
                                   -------------
          to treat all indemnity payments made under this Agreement as adjustments to the purchase price for Tax purposes.

                    (b) Except as expressly provided otherwise and except for the representations contained in Section 3.15 of this Agreement, this Article VII shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

                    (c) For purposes of this Article VII, all references to the Purchaser, the Parents, Viacom, the Seller, MSG and the Subsidiaries include successors thereto.

                    (d) On or prior to the Closing Date, any tax-indemnity, tax-sharing or tax-allocation agreement to which MSG or any Subsidiary is a party to or bound by shall be terminated.

                                     ARTICLE VIII

                                CONDITIONS TO CLOSING

                    SECTION 8.01.  Conditions to Obligations of Viacom and
                                   ---------------------------------------
          the Seller.  The obligations of Viacom and the Seller to
          ----------
          consummate the transactions contemplated by this Agreement and to effect the Merger shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                    (a)  Representations and Warranties; Covenants.
                         -----------------------------------------
               (i) The representations and warranties of the Purchaser and each Parent contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are expressly made as of another date, (ii) the covenants contained in this Agreement to be complied with by the Purchaser and each Parent on or before the Closing shall have been complied with in all material respects and (iii) Viacom and the Seller shall have received a certificate of the Purchaser as to the matters set forth in clauses (i) and (ii) signed by a duly authorized officer thereof;

                    (b)  HSR Act.  Any waiting period (and any extension
                         -------
               thereof) under the HSR Act applicable to the Merger shall have expired or shall have been terminated;

                    (c)  No Order.  No United States or state governmental
                         --------
               authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of (i) making the transactions contemplated by this Agreement illegal or (ii) otherwise restraining or prohibiting consummation of such transactions; and

                    (d)  Opinion of Counsel.  The Seller and Viacom shall
                         ------------------
               have received the opinion of Simpson Thacher & Bartlett, counsel to the Purchaser, substantially in the form of
               Exhibit 8.01(d) hereto, dated the Closing Date.

                    SECTION 8.02.  Conditions to Obligations of the
                                   --------------------------------
          Purchaser and Each Parent.  The obligations of the Purchaser and
          -------------------------
          each Parent to consummate the transactions contemplated by this Agreement and to effect the Merger shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                    (a)  Representations and Warranties; Covenants.
                         -----------------------------------------
               (i) The representations and warranties of Viacom and the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are expressly made as of another date, except where the failure to be so true and correct would not have a Material Adverse Effect, (ii) the covenants contained in this Agreement to be complied with by Viacom or the Seller on or before the Closing shall have been complied with in all material respects, except where the failure to so comply would not have a Material Adverse Effect and (iii) the Purchaser shall have received a certificate of each of Viacom and the Seller as to the matters set forth in clauses (i) and (ii) signed by a duly authorized officer thereof;

                    (b)  HSR Act.  Any waiting period (and any extension
                         -------
               thereof) under the HSR Act applicable to the Merger shall have expired or shall have been terminated;

                    (c)  No Order.  No United States or state governmental
                         --------
               authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of (i) making the transactions contemplated by this Agreement illegal or (ii) otherwise restraining or prohibiting consummation of such transactions;

                    (d)  Extraordinary Material Adverse Effect.  There
                         -------------------------------------
               shall not have been an Extraordinary Material Adverse
               Effect;

                    (e)  NHL and NBA Approvals.  The Purchaser and the
                         ---------------------
               Parents shall have received all approvals from the NBA and the NHL necessary to enable the Parents and the Purchaser to obtain control of the New York Knickerbockers basketball team and the New York Rangers hockey team; and

                    (f)  Opinion of Counsel.  The Purchaser and each Parent
                         ------------------
               shall have received the opinion of Shearman & Sterling, counsel to Viacom and the Seller, substantially in the form of Exhibit 8.02(f) hereto, dated the Closing Date.


                                      ARTICLE IX

                          TERMINATION, AMENDMENT AND WAIVER

                    SECTION 9.01.  Termination.  This Agreement may be
                                   -----------
          terminated at any time prior to the Closing:

                    (a) by the mutual written consent of Viacom and the Purchaser; or

                    (b) by either Viacom or the Purchaser, if the Closing shall not have occurred prior to December 31, 1994; provided, however, that Viacom or the Purchaser shall have
               --------  -------
               the right to extend such date to March 31, 1995, by giving notice to the other party prior to December 31, 1994, in the event that on or before December 31, 1994, (A) (i) the conditions set forth in Sections 8.01(b) and 8.02(b) of this Agreement have not been satisfied or (ii) the conditions set forth in Sections 8.01(c) and 8.02(c) of this Agreement have not been satisfied due to an injunction or other order resulting from action taken by a Governmental Antitrust Authority and (B) with respect to the Purchaser's right to cause such extension, the Purchaser and each Parent are in compliance with Section 5.04 of this Agreement; provided,
                                                               --------
               further, that the right to terminate this Agreement under
               -------
               this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

                    (c) by the Purchaser, if there has been a breach by Viacom or the Seller of any of their representations, warranties, covenants or agreements contained in the Agreement, such that the provisions of Section 8.02(a) of this Agreement will be incapable of being satisfied by December 31, 1994 (or March 31, 1995, if applicable); or

                    (d) by Viacom, if there has been a breach by the Purchaser or either Parent, of any of their respective representations, warranties, covenants or agreements contained in this Agreement, such that the provisions of
               Section 8.01(a) of this Agreement will be incapable of being satisfied by December 31, 1994 (or March 31, 1995, if applicable).

                    Time shall be of the essence in this Agreement.

                    SECTION 9.02.  Effect of Termination.  In the event of
                                   ---------------------
          termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in Sections 5.03, 10.01 and 10.02 of this Agreement and (ii) nothing herein shall relieve either party from liability for any willful breach hereof.

                    SECTION 9.03.  Waiver.  At any time prior to the
                                   ------
          Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto,
          (b) waive any inaccuracies in the representations and warranties contained in this Agreement, in the Disclosure Schedule or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.


                                      ARTICLE X

                                  GENERAL PROVISIONS

                    SECTION 10.01.  Survival of Representations and
                                    -------------------------------
          Warranties.  (a)  Subject to the limitations and other provisions
          ----------
          of this Agreement, the representations and warranties of the parties hereto contained herein shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto, for a period of six months after the Closing Date; provided, however,
                                                       --------  -------
          that the representations contained in Section 3.15 hereof shall expire with, and be terminated and extinguished by, the consummation of the Merger or the termination of this Agreement pursuant to Article IX of this Agreement; provided further,
                                                    -------- -------
          however, that the indemnities contained in Article VII of this
          -------
          Agreement shall survive until 60 days after the expiration of the applicable statute of limitations.

                    (b) (i) Viacom and the Seller shall not be liable to the Purchaser or either Parent and (ii) the Purchaser and the Parents shall not be liable to Viacom or the Seller, for any losses, liabilities, damages, claims, awards, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and consultants' fees) ("Losses") resulting from
                                                   ------
          the breach of any representations or warranties contained in this Agreement until the aggregate amount of such Losses incurred by Viacom and the Seller, on the one hand, or the Purchaser and the Parents, on the other hand, exceeds $15,000,000 (the "Threshold
                                                                ---------
          Amount") and then only to the extent such aggregate amount
          ------
          exceeds the Threshold Amount.

                    SECTION 10.02.  Expenses.  All costs and expenses,
                                    --------
          including, without limitation, fees and disbursements of counsel, investment bankers, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                    SECTION 10.03.  Notices.  All notices, request, claims,
                                    -------
          demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy, by telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.03):

                    (a)  if to the Seller or Viacom:

                         Viacom Inc.
                         1515 Broadway
                         New York, New York  10036
                         Attention:  General Counsel
                         Telecopier:  (212) 258-6134

                         with a copy to:

                         Shearman & Sterling
                         599 Lexington Avenue
                         New York, New York  10022
                         Attention:  Creighton O'M. Condon, Esq.
                         Telecopier:  (212) 848-7179

                    (b)  if to the Purchaser or either Parent:

                         ITT Corporation
                         1330 Avenue of the Americas
                         New York, New York  10019
                         Attention:  Secretary
                         Telecopier:  (212) 258-1463

                         and

                         Rainbow Programming Holdings, Inc.
                         150 Crossways Parkway West
                         Woodbury, New York  11797
                         Attention:  Hank Ratner
                         Telecopier:  (516) 364-4085

                         with a copy to:

                         Simpson Thacher & Bartlett
                         425 Lexington Avenue
                         New York, New York  10017
                         Attention:  Gary L. Sellers, Esq.
                         Telecopier:  (212) 455-2502


                    SECTION 10.04.  Public Announcements.  No party to this
                                    --------------------
          Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties, and the parties shall cooperate as to the timing and contents of any such announcement.

                    SECTION 10.05.  Headings.  The headings contained in
                                    --------
          this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    SECTION 10.06.  Severability.  If any term or other
                                    ------------
          provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

                    SECTION 10.07.  Entire Agreement.  This Agreement
                                    ----------------
          (including the Disclosure Schedule and the exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement, among Viacom, the Seller and the Purchaser with respect to the subject matter hereof.

                    SECTION 10.08.  Assignment.  This Agreement shall not
                                    ----------
          be assigned by operation of law or otherwise.

                    SECTION 10.09.  No Third-Party Beneficiaries.  Except
                                    ----------------------------
          as provided in Article VII, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                    SECTION 10.10.  Amendment.  This Agreement may not be
                                    ---------
          amended or modified except by an instrument in writing signed by Viacom, the Seller, the Purchaser and each Parent.

                    SECTION 10.11.  Governing Law.  This Agreement shall be
                                    -------------
          governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

                    SECTION 10.12.  Counterparts.  This Agreement may be
                                    ------------
          executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                    IN WITNESS WHEREOF, Viacom, the Seller, the Purchaser and each Parent have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        VIACOM INC.


                                        By   /s/ FRANK J. BIONDI, JR.
                                           --------------------------------
                                           Name: Frank J. Biondi, Jr.
                                          Title: President, Chief Executive
                                                  Officer


                                        PARAMOUNT COMMUNICATIONS REALTY
                                        CORPORATION


                                        By   /s/ DAVID H. WILLIAMSON
                                           --------------------------------
                                           Name: David H. Williamson
                                          Title: President


                                        ITT CORPORATION


                                        By  /s/ ROBERT A. BOWMAN
                                           --------------------------------
                                           Name: Robert A. Bowman
                                          Title: Executive Vice President,
                                                  Chief Financial Officer

                                        MSG HOLDINGS, L.P., by MSG Eden Corp.,
                                           as general partner


                                        By  /s/ HARLAN W. MURRAY
                                           --------------------------------
                                           Name: Harlan W. Murray
                                          Title: Vice President


                                        RAINBOW GARDEN CORPORATION


                                        By  /s/ MARK LUSTGARTEN
                                           --------------------------------
                                           Name: Mark Lustgarten
                                          Title: Vice Chairman